Registration No. 333-_____
    As filed with the Securities and Exchange Commission on August 28, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                              CITY HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

      West Virginia                         6712                     55-0619957
(State or other jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
of incorporation or organization) Classification Code Number)    Identification No.)

                           CITY HOLDING CAPITAL TRUST
             (Exact name of registrant as specified in its charter)

        Delaware                            6733                     55-0760924
(State or other jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
of incorporation or organization) Classification Code Number)    Identification No.)


                               25 Gatewater Road
                        Charleston, West Virginia 25313
                                 (304) 769-1100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 STEVEN J. DAY
                            Chief Executive Officer
                              City Holding Company
                               25 Gatewater Road
                        Charleston, West Virginia 25313
                                 (304) 769-1100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy To:
                              LATHAN M. EWERS, JR.
                               Hunton & Williams
                              951 East Byrd Street
                         Richmond, Virginia 23219-4074
                                 (804) 788-8269

            Approximate date of commencement of the proposed sale of
                         the securities to the public:

  As soon as practicable after the Registration Statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check following box. [ ]

                     -----------------------------------

                        CALCULATION OF REGISTRATION FEE
     =====================================================================================
                                             Proposed
                                              Maximum     Proposed Maximum
      Title of Each Class      Amount     Offering Price      Aggregate       Amount of
         of Securities         to be            Per        Offering Price   Registration
       to be Registered      Registered   Share/Unit (1)         (1)           Fee (2)
     -------------------------------------------------------------------------------------
     Exchange Capital
     Securities of
     City Holding  Capital
     Trust ............... 30,000 shares      $1,000         $30,000,000      $8,850.00
     -------------------------------------------------------------------------------------
     Exchange Junior
     Subordinated
     Debentures  due April
     1, 2028 (3)..........      (5)             --               --              --
     =====================================================================================
     Guarantee of Capital
     Securities by
     City Holding  Company
     (4)..................      (5)             --               --              --
     =====================================================================================

(1)Represents the Liquidation Amount of the 9.15% Capital Securities originally issued by City Holding Capital Trust (the "Trust") on March 31, 1998 (the "Old Capital Securities") which are to be exchanged hereunder for newly issued 9.15% Capital Securities of the Trust (the "Exchange Capital Securities") and the principal amount of Junior Subordinated Deferrable Interest Debentures originally issued by the Company on March 31, 1998 (the "Old Junior Subordinated Debentures) which are to be exchange hereunder for newly issued Junior Subordinated Deferrable Interest Debentures (the "Exchange Junior Subordinated Debentures").

(2)The registration fee is calculated in accordance with Section 6 of the Securities Act of 1933, as amended.

(3)The Exchange Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Exchange Capital Securities of the Issuer Trust upon its dissolution and the distribution of its assets.

(4)No separate consideration will be received by City Holding Company (the "Company") for the Guarantee.

(5)This Registration Statement is deemed to cover the Exchange Junior Subordinated Debentures of the Company, the rights of holders of the Exchange Junior Subordinated Debentures under the Junior Subordinated Indenture (as defined herein), the rights of holders of the Exchange Capital Securities under the Trust Agreement (as defined here), and the rights of holders of the Exchange Capital Securities under the Guarantee.

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                          CITY HOLDING CAPITAL TRUST
                            OFFER TO EXCHANGE ITS
                           9.15% CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                      FOR ANY AND ALL OF ITS OUTSTANDING
                           9.15% CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
             UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                             CITY HOLDING COMPANY

      THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
         YORK CITY TIME, ON ____________, 1998, UNLESS EXTENDED.


      City Holding Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $30,000,000 aggregate Liquidation Amount of its 9.15% Capital Securities (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 9.15% Capital Securities (the "Old Capital Securities"), of which $30,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, City Holding Company, a West Virginia corporation (the "Company"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Guarantee") and (ii) all of its outstanding 9.15% Junior Subordinated Deferrable Interest Debentures due April 1, 2028 (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of its 9.15% Junior Subordinated Deferrable Interest Debentures due April 1, 2028 (the "Exchange Debentures"), which Guarantee and Exchange Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the Exchange Capital Securities, the Guarantee and the Exchange Debentures are collectively referred to herein as the "Exchange Securities." In addition, as the context may require, unless expressly stated otherwise, (i) "Capital Securities" includes the Old Capital Securities and the Exchange Capital Securities (as defined herein), (ii) "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the Exchange Debentures (as defined herein) and (iii) "Guarantee" includes the Old Guarantee and the Guarantee (as defined herein).

      The terms of the Exchange Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore generally will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the Exchange Debentures will not provide for any increase in the interest rate thereon. See "Description of Exchange Capital Securities" and "Description of Old Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under a Registration Rights Agreement dated as of March 31, 1998 (the "Registration Rights Agreement") among the Company, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

      This Prospectus and the Letter of Transmittal are first being mailed to all holders of Capital Securities on ___________, 1998.

      SEE "RISK FACTORS" COMMENCING ON PAGE _____ FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is _______, 1998.

      The Capital Securities offered hereby represent preferred undivided beneficial interests in the assets of City Holding Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"). City Holding Company, a West Virginia corporation (the "Company"), is the holder of all the beneficial interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures, and engaging in only those other activities necessary, convenient or incidental thereto. The Junior Subordinated Debentures will mature on April 1, 2028 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities."

      Holders of Exchange Capital Securities will be entitled to receive preferential cumulative cash distributions, accumulating from the date of original issuance and payable semi-annually in arrears on the first day of April and October of each year, commencing October 1, 1998, at an annual rate of 9.15% on the Liquidation Amount of $1,000 per Capital Security ("Distributions"). The distribution rate and the distribution payment dates and other payment dates for the Exchange Capital Securities will correspond to the interest rate and the interest payment dates and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of the Trust. The Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 9.15% per annum, compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      The Company has, through the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities, as described below. See "Relationship Among the Exchange Capital Securities, the Exchange Debentures and the Guarantee--Full and Unconditional Guarantee." The Old Guarantee of the Company guarantees, and the Guarantee will guarantee, the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of Guarantee." If the Company does not make payments on the Junior Subordinated Debentures held by the Trust, the Trust may have insufficient funds to pay Distributions on the Capital Securities. The Old Guarantee and the Guarantee do not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Capital Securities." The obligations of the Company under the Old Guarantee and the Guarantee and the Capital Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Company.

      The Capital Securities are subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Junior Subordinated Debentures at the Stated Maturity or their earlier redemption in whole upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein) and (ii) in whole or in part at any time on or after April 1, 2008 contemporaneously with the optional redemption by the

Company of the Junior Subordinated Debentures in whole or in part. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after April 1, 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures or to cause the redemption of the Capital Securities prior to the Stated Maturity may be subject to prior regulatory approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debentures--Redemption" and "Description of Capital Securities--Liquidation Distribution Upon Dissolution."

      The holders of the outstanding Common Securities have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust. The ability of the Company to dissolve the Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution."

      In the event of the dissolution of the Trust, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution."

      The Old Junior Subordinated Debentures were, and the Exchange Debentures will be, unsecured and subordinated to all Senior Indebtedness of the Company. See "Description of Junior Subordinated Debentures--Subordination."

      Prospective purchasers must carefully consider the restrictions on purchase set forth in "Certain ERISA Considerations."

      The Exchange Capital Securities are eligible for trading in the Private Offering, Resales and Trading through Automated Linkages Market ("PORTAL"). The Company does not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for inclusion of the Exchange Capital Securities on any automated quotation system.

      As used herein, (i) the "Junior Subordinated Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Company and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"), pursuant to which the Junior Subordinated Debentures are issued, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Trust, as amended and supplemented from time to time, among the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees"), the Administrators (as defined herein) named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, and (iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities, as amended and supplemented from time to time, between the Company and The Chase Manhattan Bank, as Guarantee Trustee.

      THE JUNIOR SUBORDINATED DEBENTURES ARE DIRECT AND UNSECURED OBLIGATIONS OF THE COMPANY, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENT AGENCY.

                              --------------------

      NO EMPLOYEE BENEFIT OR OTHER PLAN OR INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASE OR HOLDING IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN THAT IS A PLAN OR A PLAN ASSET ENTITY OR IS PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT (A) THE PURCHASE AND HOLDING OF THE CAPITAL SECURITIES IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION, (B) THE COMPANY AND THE ADMINISTRATORS (AS DEFINED HEREIN) ARE NOT "FIDUCIARIES" WITHIN THE MEANING OF
SECTION 3(21) OF ERISA AND THE REGULATIONS THEREUNDER, WITH RESPECT TO SUCH PERSON'S INTEREST IN THE CAPITAL SECURITIES OR THE JUNIOR SUBORDINATED DEBENTURES, AND (C) IN PURCHASING THE CAPITAL SECURITIES SUCH PERSON APPROVES THE PURCHASE OF THE JUNIOR SUBORDINATED DEBENTURES AND THE APPOINTMENT OF THE ISSUER TRUSTEES (AS DEFINED HEREIN). SEE "NOTICE TO INVESTORS" AND "CERTAIN ERISA CONSIDERATIONS."

                              --------------------

      The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred in $100,000 minimum principal amount by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities (other than pursuant to the Exchange Offer) unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

      Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90-days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of the Exchange Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

      In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or by transmission of an Agent's Message (as defined below) in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of the Exchange Capital Securities (or the Exchange Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemental Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable) may be resumed, as the case may be.

      Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Company and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for inclusion in the Nasdaq Stock Market, the electronic securities market operated by the National Association of Securities Dealers, Inc. ("Nasdaq").

      Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminated upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

      THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

      Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on ___________________, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after March 31, 1998. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on October 1, 1998 will be entitled to receive Distributions accumulated from and including March 31, 1998.

      Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

      NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              --------------------

                              TABLE OF CONTENTS


AVAILABLE INFORMATION.......................................................

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................

SUMMARY.....................................................................
      City Holding Company..................................................
      City Holding Capital Trust............................................
      The Exchange Offer....................................................
      The Exchange Capital Securities.......................................
      Risk Factors..........................................................

RISK FACTORS................................................................

Consequences Of A Failure To Exchange Old Capital Securities................

Absence Of Public Market....................................................

Exchange Offer Procedures...................................................
      Ranking of Subordinated Obligations Under the Guarantee and the
          Junior Subordinated Debentures....................................
      Status of the Company as a Bank Holding Company.......................
      Option to Extend Interest Payment Period; Tax Consequences............
      Tax Event, Investment Company Event or Capital Treatment Event
          Redemption........................................................
      Possible Tax Law Changes..............................................
      Exchange of Capital Securities for Junior Subordinated Debentures.....
      Rights Under the Guarantee............................................
      Limited Voting Rights.................................................
      Market Prices.........................................................
      Growth................................................................
      Competition...........................................................
      Risks Associated with New Business Lines and LTV Lending..............
      Prepayment Risk Associated with Securitizations.......................
      Developments in Technology............................................

USE OF PROCEEDS.............................................................

CITY HOLDING COMPANY........................................................
      General...............................................................

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES............................

CITY HOLDING CAPITAL TRUST..................................................

ACCOUNTING TREATMENT........................................................

THE EXCHANGE OFFER..........................................................
      Purpose of the Exchange Offer.........................................
      Terms of the Exchange Offer...........................................

      Acceptance for Exchange and Issuance of Exchange Capital
          Securities........................................................
      Resales of Exchange Capital Securities................................
      Withdrawal Rights.....................................................
      Distributions on Exchange Capital Securities..........................
      Conditions to the Exchange Offer......................................
      Exchange Agent........................................................
      Fees and Expenses.....................................................

DESCRIPTION OF EXCHANGE CAPITAL SECURITIES..................................
      General...............................................................
      Distributions.........................................................
      Redemption............................................................
      Redemption Procedures.................................................
      Subordination of Common Securities....................................
      Liquidation Distribution Upon Dissolution.............................
      Events of Default; Notice.............................................
      Removal of Issuer Trustees; Appointment of Successors.................
      Merger or Consolidation of Issuer Trustees............................
      Mergers, Consolidations, Amalgamations or Replacements of the
          Trust.............................................................
      Voting Rights; Amendment of the Trust Agreement.......................
      Book Entry, Delivery and Form.........................................
      Expenses and Taxes....................................................
      Restrictions on Transfer..............................................
      Payment and Paying Agency.............................................
      Registrar and Transfer Agent..........................................
      Information Concerning the Property Trustee...........................
      Miscellaneous.........................................................
      Governing Law.........................................................

DESCRIPTION OF EXCHANGE DEBENTURES..........................................
      General...............................................................
      Option to Extend Interest Payment Period..............................
      Redemption............................................................
      Additional Sums.......................................................
      Registration, Denomination and Transfer...............................
      Restrictions on Certain Payments; Certain Covenants of the Company....
      Modification of Junior Subordinated Indenture.........................
      Debenture Events of Default...........................................
      Enforcement of Certain Rights by Holders of Capital Securities........
      Consolidation, Merger, Sale of Assets and Other Transactions..........
      Satisfaction and Discharge............................................
      Subordination.........................................................
      Information Concerning the Debenture Trustee..........................
      Restrictions on Transfer..............................................
      Governing Law.........................................................

DESCRIPTION OF GUARANTEE....................................................
      General...............................................................
      Status of the Guarantee...............................................
      Amendments and Assignment.............................................
      Events of Default.....................................................
      Information Concerning the Guarantee Trustee..........................
      Termination of the Guarantee..........................................
      Governing Law.........................................................

RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE
    DEBENTURES AND THE GUARANTEE............................................
      Full and Unconditional Guarantee......................................
      Sufficiency of Payments...............................................
      Enforcement Rights of Holders of Exchange Capital Securities..........
      Limited Purpose of Trust..............................................
      Rights Upon Dissolution...............................................

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................
      General...............................................................
      Classification of the Junior Subordinated Debentures..................
      Exchange of Capital Securities........................................
      Classification of the Trust...........................................
      Interest Income and Original Issue Discount...........................
      Market Discount and Amortizable Premium...............................
      Distribution of Junior Subordinated Debentures to Holders of
          Capital Securities................................................
      Sales or Redemption of Capital Securities.............................
      Backup Withholding Tax and Information Reporting......................
      United States Alien Securityholders...................................
      Possible Tax Law Changes..............................................

CERTAIN ERISA CONSIDERATIONS................................................

SUPERVISION, REGULATION AND OTHER MATTERS...................................

PLAN OF DISTRIBUTION........................................................

VALIDITY OF NEW SECURITIES..................................................

EXPERTS.....................................................................

INDEX TO FINANCIAL INFORMATION..............................................

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). City Holding common stock is quoted on Nasdaq, and reports, proxy statements, and other information concerning City Holding may be inspected and copied at the offices of Nasdaq, 1735 K Street, N.W., Washington, D.C. 20006.

      No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Exchange Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "City Holding Capital Trust" and "Description of Exchange Securities." In addition, the Company does not expect that the Trust will file reports under the Exchange Act with the Commission.

      This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference:

         (1) Annual Report on Form 10-K for the year ended December 31, 1997;

         (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

         (3) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the New Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: City Holding Company, 25 Gatewater Road, Charleston, West Virginia 25313, Attention: Investor Relations Department, Telephone 304/769-1102.

      This Prospectus may contain or incorporate by reference statements which may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment and tax laws, significant under performance in the Company's portfolio of outstanding loans, and competition in the Company's markets. Neither the Company nor the Trust undertakes any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.


       On August 7, 1998, the Company announced that it had entered into a definitive aggrement and plan of reorganization to merge with Horizon Bancorp, Inc. (Horizon). For additional information about this transaction, see "City Holding Company" and "Index to Financial Information." The following information regarding Horizon filed with the Commission is incorporated into this Prospectus by reference:

     (1) The Consolidated Financial Statements of Horizon for the years ended December 31, 1997, 1996, and 1995, as incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997; and

     (2) The Consolidated Financial Statements of Horizon for the six months ended June 30, 1998, as included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

                                    SUMMARY

      The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                              City Holding Company

      The Company is a registered bank holding company, chartered under the laws of the State of West Virginia, and headquartered in Charleston, West Virginia. At June 30, 1998, the Company had total consolidated assets of approximately $1.5 billion, total consolidated deposits of approximately $1.1 billion, and total consolidated shareholders' equity of approximately $126 million.

     Through its lead bank subsidiary, City National Bank of West Virginia ("City National" or the "Bank"), the Company provides a wide variety of retail and commercial banking products and services to individuals and small--and medium-sized businesses through 43 banking offices in the State of West Virginia. Effective April 1, 1998, the Company consummated its acquisition of Del Amo. Headquartered in Torrance, California, Del Amo is a federally-chartered savings bank with total assets and total deposits of approximately $116 million and $102 million, respectively at March 31, 1998. Del Amo operates three locations in Southern California and complements the Company's mortgage loan origination businesses located in Irvine and Costa Mesa, California.

      The Company has experienced significant growth through acquisitions, having acquired 11 depository and five non-depository institutions since 1985, adding approximately $700 million in assets and 29 branch offices to the Company's franchise. In addition, the Company has started six de novo operations, including one depository institution. While the strategy of the Company is to permit its various banking operations to be responsive to the markets in which they operate, the Company has consolidated all back-office functions, including portions of the credit underwriting, investment portfolio management, and loan review functions. To promote responsiveness to customer requests and operational efficiency, the Company has emphasized the use of technology, including check imaging.


     The Company maintains a diverse loan portfolio which consists of commercial, real estate, and consumer loans to customers in its markets. At June 30, 1998, the Company had non-performing loans, consisting of non-accrual, past-due, and restructured credits of $7.4 million, or 0.79% of gross loans. Net charge-offs through June 30, 1998 were 0.12% of average loans. The allowance for loan losses at June 30, 1998, was 0.93% of gross loans and 117.81% of non-performing loans. Additionally, the Company's net charge-offs to average loans ratio has averaged 0.19% over the five years ended December 31, 1997.

      By implementing its core banking strategy, the Company has been able to maintain solid financial performance despite operating in highly competitive markets. Despite competition from community, regional, and super-regional institutions, the Company has captured market share, increasing its share of West Virginia's deposits from 4.15% in 1993 to 4.80% in 1997. For the six months ended June 30, 1998, the Company's return on average assets and return on average equity were 0.94% and 11.13%, respectively.

      In addition to its core banking operation, the Company has developed a significant mortgage banking franchise. City Mortgage Services (CMS), a division of City National, is a specialty loan servicing company with operations in Cross Lanes, West Virginia and Costa Mesa, California. CMS focuses on servicing niche loan products through its servicing systems which are designed to the specific requirements of sub-prime mortgage, non-conforming mortgage, home improvement, home equity, and other similar loan products. At June 30, 1998, CMS had a total mortgage loan servicing portfolio of over 54,000 accounts approximating $1.3 billion in principal balance.

      Through City National, the Company also operates one wholesale and three retail loan origination platforms. The wholesale division acquires high loan-to-value and other junior lien mortgage loans through a network of correspondent lenders. The retail divisions, two of which are located in Southern California and one located in West Virginia, originate high loan-to-value and other junior lien mortgage loans nationwide through solicitations of potential borrowers via mass advertising and telemarketing campaigns.

      Whether acquired through the correspondent network or originated on a retail basis, these high loan-to-value loans are typically sold to independent third parties or securitized within 90-180 days. Loans sold to independent third parties are typically sold servicing released. However, the Company retains the right to service loans included in its asset-backed securitization program. Through June 30, 1998, the Company had completed three securitization transactions involving the securitization of approximately $183 million of high loan-to-value mortgage loans.

      On June 29, 1998, the Company (through City National) completed its strategic investment in Mego Mortgage Corporation (Mego), a specialty financial services company that originates and purchases conventional home improvement, high loan-to-value debt consolidation, and other similar loans. As part of an overall recapitalization of Mego completed by several investors, the Company invested $10 million to acquire 10,000 shares of Mego Series A Preferred Stock, which is convertible into 6.7 million shares of Mego common stock. The Company also acquired an option to purchase an additional 6.7 million shares of Mego common stock at a price of $1.50 per share. Concurrent with this investment, CMS acquired the right to service approximately $536 million of consumer mortgage loans previously serviced by Mego and the exclusive right to service up to an additional $1 billion of mortgage loans originated or acquired by Mego in the future.

       On August 7, 1998, the Company announced that it had entered into a definitive agreement and plan of reorganization to merge with Horizon. The combined company would have total assets in excess of $2.5 billion, rank third in deposit market share in the State of West Virginia and rank among the Top 100 banks in the country in terms of market capitalization. The transaction will be accounted for as a pooling of interests and is expected to close during the first quarter of 1999.

      The Company intends to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions and other entities engaged in lines of businesses permissible for banks and bank holding companies, including community banking organizations, mortgage operations, and technology-related firms.

      The Company's principal executive offices are located at 25 Gatewater Road, Charleston, West Virginia, 25313, and the telephone number at such address is (304) 769-1100.

      For additional information regarding the Company and its financial condition and results of operations, see "City Holding Company" and "Capitalization."

                           City Holding Capital Trust

      The Trust is a statutory business trust created under Delaware law on March 26, 1998. The Trust will be governed by the Amended and Restated Trust Agreement among the Company, as Depositor, Chase Manhattan Bank Delaware, as Delaware Trustee, and The Chase Manhattan Bank, as Property Trustee. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Trust.

                               The Exchange Offer

The Exchange Offer................. Up to  $30,000,000  aggregate  Liquidation
                                    Amount of Exchange Capital  Securities are
                                    being  offered  in  exchange  for  a  like
                                    aggregate   Liquidation   Amount   of  Old
                                    Capital     Securities.     Old    Capital
                                    Securities  may be tendered  for  exchange
                                    in  whole  or  in  part  in a  Liquidation
                                    Amount   of    $100,000    (100    Capital
                                    Securities)  or any  integral  multiple of
                                    $1,000  (1  Capital  Security)  in  excess
                                    thereof.  The  Company  and the  Trust are
                                    making  the  Exchange  Offer  in  order to
                                    satisfy   their    obligations   under   a
                                    Registration  Rights Agreement relating to
                                    the   Old   Capital   Securities.   For  a
                                    description    of   the   procedures   for
                                    tendering  Old  Capital  Securities,   see
                                    "The   Exchange    Offer--Procedures   for
                                    Tendering Old Capital Securities."

Expiration Date.................... 5:00  p.m.,   New  York  City   time,   on
                                    _______________,    1998,    unless    the
                                    Exchange  Offer is extended by the Company
                                    or  the   Trust   (in   which   case   the
                                    Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to the
  Exchange Offer................... The  Exchange  Offer is subject to certain conditions,  which  may be  waived  by the
                                    Company   and  the  Trust  in  their  sole
                                    discretion.  The  Exchange  Offer  is  not
                                    conditioned  upon any minimum  Liquidation
                                    Amount  of Old  Capital  Securities  being
                                    tendered.      See      "The      Exchange
                                    Offer--Conditions to the Exchange Offer."

Offer.............................. The  Company  and the  Trust  reserve  the
                                    right   in   their   sole   and   absolute
                                    discretion,  subject to applicable law, at
                                    any  time and  from  time to time,  to (i)
                                    delay the  acceptance  of the Old  Capital
                                    Securities  for exchange,  (ii)  terminate
                                    the  Exchange  Offer if certain  specified
                                    conditions have not been satisfied,  (iii)
                                    extend   the   Expiration   Date   of  the
                                    Exchange  Offer and retain all Old Capital
                                    Securities   tendered   pursuant   to  the
                                    Exchange Offer,  subject,  however, to the
                                    right   of   holders   of   Old    Capital
                                    Securities to withdraw  their tendered Old
                                    Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights.................. Tenders of Old Capital  Securities  may be
                                    withdrawn  at any  time on or prior to the
                                    Expiration  Date by  delivering  a written
                                    notice of such  withdrawal to the Exchange
                                    Agent   in    conformity    with   certain
                                    procedures  set  forth  below  under  "The
                                    Exchange Offer--Withdrawal Rights."

Procedures for Tendering
  Old Capital Securities........... Tendering    holders   of   Old    Capital
                                    Securities   must   complete  and  sign  a
                                    Letter of Transmittal  in accordance  with
                                    the  instructions  contained  therein  and
                                    forward  the  same by mail,  facsimile  or
                                    hand  delivery,  together  with any  other
                                    required  documents  and the  Old  Capital
                                    Securities   to  be   tendered,   to   the
                                    Exchange  Agent,  or must  comply with the
                                    specified    procedures   for   guaranteed
                                    delivery  of  Letters of  Transmittal  and
                                    Old Capital  Securities.  Certain brokers,
                                    dealers,     commercial    banks,    trust
                                    companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of a Letter of Transmittal. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Old Capital Securities."

                                    Letters of Transmittal and certificates
                                    representing Old Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of New Capital
  Securities....................... The Company and the Trust are making the
                                    Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and
                                    (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                                    Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent in the Letter of Transmittal or by transmission of an Agent's Message in lieu thereof that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resales of Exchange Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

Exchange Agent..................... The  exchange  agent  with  respect to the
                                    Exchange  Offer  is  The  Chase  Manhattan
                                    Bank   (the   "Exchange    Agent").    The
                                    address  and   telephone   and   facsimile
                                    numbers, of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds.................... Neither  the  Company  nor the Trust  will
                                    receive   any  cash   proceeds   from  the
                                    issuance   of   the    Exchange    Capital
                                    Securities offered hereby. See "Use of Proceeds."

Certain United States Federal
  Income Tax Considerations;
  ERISA Considerations............. Holders of Old Capital  Securities  should review the information set forth under
                                    "Certain Federal Income Tax Consequences" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                        The Exchange Capital Securities

Securities Offered................. Up to  $30,000,000  aggregate  Liquidation
                                    Amount of the Exchange Capital  Securities
                                    which  have  been  registered   under  the
                                    Securities Act (Liquidation  Amount $1,000
                                    per  Exchange   Capital   Security).   The
                                    Exchange   Capital   Securities   will  be
                                    issued,  and  the Old  Capital  Securities
                                    were  issued,  under the Trust  Agreement.
                                    The Exchange  Capital  Securities  and any
                                    Old  Capital   Securities   which   remain
                                    outstanding  after   consummation  of  the
                                    Exchange  Offer  will vote  together  as a
                                    single class for  purposes of  determining
                                    whether    holders   of   the    requisite
                                    percentage  in   outstanding   Liquidation
                                    Amount thereof have taken certain  actions
                                    or  exercised  certain  rights  under  the
                                    Trust   Agreement.   See  "Description  of
                                    Exchange     Securities--Description     of
                                    Exchange     Capital     Securities--Voting
                                    Rights;    Amendment    of    the    Trust
                                    Agreement."  The  terms  of  the  Exchange
                                    Capital  Securities  are  identical in all
                                    material  respects to the terms of the Old
                                    Capital   Securities,   except   that  the
                                    Exchange  Capital   Securities  have  been
                                    registered  under the  Securities Act and,
                                    therefore,  are  not  subject  to  certain
                                    restrictions  on  transfer  applicable  to
                                    the Old Capital  Securities  and,  subject
                                    to certain  limited  exceptions  specified
                                    in  the  Registration   Rights  Agreement,
                                    will not provide  for any  increase in the
                                    Distribution   rate   thereon.   See  "The
                                    Exchange  Offer--Purpose  of  the  Exchange
                                    Offer,"     "Description    of    Exchange
                                    Securities"   and   "Description   of  Old
                                    Securities."

Distributions...................... Holders    of   the    Exchange    Capital
                                    Securities   are   entitled   to   receive
                                    cumulative   cash   Distributions   at  an
                                    annual  rate of 9.15%  on the  Liquidation
                                    Amount  of  $1,000  per  Exchange  Capital
                                    Security,    accruing    from   the   last
                                    Distribution   Date  on  the  Old  Capital
                                    Securities  preceding  the original  issue
                                    date of the  Exchange  Capital  Securities
                                    or, if no Distributions  have been made on
                                    the  Old  Capital  Securities,   from  the
                                    original  date  of  issuance  of  the  Old
                                    Capital  Securities  (March 31, 1998), and
                                    (subject  to  the  possible  extension  of
                                    Distribution   payment  periods  described
                                    below) will be payable  semi-annually,  in
                                    arrears,  on  the  1st  day of  April  and
                                    October of each year,  commencing  October
                                    1,   1998.   See   "Description   of   the
                                    Exchange Capital Securities --
                                    Distributions."

Option to Extend Interest
Payment Period..................... The  Company  has the right,  at any time, subject  to certain  conditions,  to defer
                                    payments   of   interest   on  the  Junior
                                    Subordinated  Debentures,   for  Extension
                                    Periods,    each    not    exceeding    10
                                    consecutive semi-annual periods;  provided
                                    that  no   Extension   Period  may  extend
                                    beyond  the  maturity  date of the  Junior
                                    Subordinated  Debentures  or end on a date
                                    other  than  a  Distribution  Date.  As  a
                                    consequence of the Company's  extension of
                                    the interest  payment period on the Junior
                                    Subordinated Debentures,  Distributions on
                                    the  Capital   Securities  also  would  be
                                    deferred,  but  would  continue  to accrue
                                    during  any such  Extension  Period to the
                                    extent  permitted  by  law.  In the  event
                                    the Company  exercises its right to extend
                                    an interest  payment  period,  then during
                                    any Extension  Period,  subject to certain
                                    exceptions,  (i)  the  Company  shall  not
                                    declare or pay any  dividend  on, make any
                                    distributions  with respect to, or redeem,
                                    purchase,  acquire  or make a  liquidation
                                    payment   with  respect  to,  any  of  its
                                    capital  stock or rights to  acquire  such
                                    capital   stock  or  make  any   guarantee
                                    payments   (other  than  payments  on  the
                                    Guarantee)  with respect to the  foregoing
                                    and (ii) the  Company  shall  not make any
                                    payment of  interest  on or  principal  of
                                    (or  premium,   if  any,  on),  or  repay,
                                    repurchase or redeem,  any debt securities
                                    issued  by the  Company  which  rank  pari
                                    passu   with  or  junior  to  the   Junior
                                    Subordinated  Debentures except in certain
                                    situations.  Upon the  termination  of any
                                    Extension  Period  and the  payment of all
                                    amounts   then  due,   the   Company   may
                                    commence a new Extension  Period,  subject
                                    to     certain      requirements.      See
                                    "Description of the Exchange  Debentures --
                                    Option   to   Extend   Interest    Payment
                                    Period."   Should  an   Extension   Period
                                    occur   with   respect   to  the   Capital
                                    Securities,   holders   of   the   Capital
                                    Securities  will  accrue  interest  income
                                    (in the form of original  issue  discount)
                                    for  United  States   federal  income  tax
                                    purposes  in  respect  of  their  pro rata
                                    shares   of   the   Junior    Subordinated
                                    Debentures  held by the Trust.  Holders of
                                    Capital  Securities  will be  required  to
                                    include  such  amounts in gross income for
                                    United States  federal income tax purposes
                                    in   advance   of  the   receipt  of  cash
                                    attributable to such income,  and a holder
                                    will not receive the cash  related to such
                                    income  if  such  holder  disposes  of the
                                    Capital  Securities  prior  to the  record
                                    date for  payment  of  Distributions  with
                                    respect  to  such  Extension  Period.  See
                                    "Certain      Federal      Income      Tax
                                    Consequences --    Interest    Income   and
                                    Original Issue Discount."

Liquidation........................ The  Company,  as the holder of all of the
                                    Common  Securities,  has the  right at any
                                    time to  dissolve  the  Trust  (including,
                                    without  limitation,  upon the  occurrence
                                    of a Tax Event, a Capital  Treatment Event
                                    or an  Investment  Company  Event (each as
                                    defined   herein)),   subject  to  certain
                                    conditions   (including   the  receipt  of
                                    prior  approval by the Federal  Reserve if
                                    then  required  under  applicable  capital
                                    guidelines  or  policies  of  the  Federal
                                    Reserve),  with  the  result  that,  after
                                    satisfaction  of  liabilities to creditors
                                    of the Trust (to the extent not  satisfied
                                    by the  Company),  the Company  must cause
                                    the Junior  Subordinated  Debentures to be
                                    distributed  to the  holders  of the Trust
                                    Securities   on  a  pro   rata   basis  in
                                    accordance     with     the     respective
                                    Liquidation     Amounts    thereof.     In
                                    addition,  the Trust will be dissolved and
                                    liquidated     under     certain     other
                                    circumstances.  See  "Description  of  the
                                    Exchange Capital Securities -- Liquidation distribution on Dissolution."

Liquidation Distribution........... In  the   event   of  the   voluntary   or
                                    involuntary  liquidation,  dissolution  or
                                    winding-up    of    the    Trust,    after
                                    satisfaction  of  liabilities to creditors
                                    of the Trust (to the extent not  satisfied
                                    by the  Company),  holders of the  Capital
                                    Securities  will be  entitled to receive a
                                    Liquidation   Distribution   (as   defined
                                    herein)   equal  to  $1,000  per   Capital
                                    Security  plus an amount  equal to accrued
                                    and  unpaid  Distributions  thereon to the
                                    date  of   payment,   unless   the  Junior
                                    Subordinated  Debentures  are  distributed
                                    to  holders  of the  Trust  Securities  in
                                    exchange  therefor.  If  such  Liquidation
                                    Distribution  can be  paid  only  in  part
                                    because the Trust has insufficient  assets
                                    available  to pay in  full  the  aggregate
                                    Liquidation    Distribution,    then   the
                                    amounts  payable  directly by the Trust on
                                    the Capital  Securities shall be paid on a
                                    pro  rata   basis.   The  holders  of  the
                                    Common  Securities  will  be  entitled  to
                                    receive   distributions   upon   any  such
                                    liquidation  pro rata with the  holders of
                                    the Capital  Securities,  except that if a
                                    Debenture  Event of  Default  (as  defined
                                    herein) has occurred and is  continuing by
                                    reason of the  failure to pay  amounts due
                                    with  respect to the  Junior  Subordinated
                                    Debentures,  the Capital  Securities shall
                                    have   a   priority    over   the   Common
                                    Securities.   See   "Description   of  the
                                    Exchange Capital Securities --  Liquidation
                                    Distribution on Dissolution."

Maturity........................... Upon   the   repayment   of   the   Junior
                                    Subordinated   Debentures,    whether   at
                                    maturity  or  upon  early   redemption  as
                                    provided   in  the   Junior   Subordinated
                                    Indenture,    the   proceeds   from   such
                                    repayment  will be applied by the Property
                                    Trustee  to  redeem a like  amount  of the
                                    Trust  Securities,   upon  the  terms  and
                                    conditions     described    herein.    See
                                    "Description   of  the  Exchange   Capital
                                    Securities -- Redemption."
Tax Event, Capital
Treatment Event and
Investment Company Event
Redemption......................... If at any  time  a Tax  Event,  a  Capital
                                    Treatment  Event or an Investment  Company
                                    Event should occur and be continuing,  the
                                    Company   may,   within  90  days  of  the
                                    occurrence  of  such  Tax  Event,  Capital
                                    Treatment  Event  or  Investment   Company
                                    Event,  as  applicable,  redeem the Junior
                                    Subordinated  Debentures in whole (but not
                                    in part) in certain limited  circumstances
                                    described  herein  at a  Redemption  Price
                                    (as  defined  herein)  equal  to par  plus
                                    accrued   and  unpaid   interest   to  the
                                    redemption  date,  subject to the  Company
                                    having  received  prior  approval from the
                                    Federal  Reserve  if then  required  under
                                    applicable  capital guidelines or policies
                                    of   the   Federal   Reserve.   Upon   the
                                    redemption  of  the  Junior   Subordinated
                                    Debentures,    the    proceeds   of   such
                                    redemption   will   be   applied   by  the
                                    Property  Trustee to redeem a like  amount
                                    of  the  Trust  Securities  on a pro  rata
                                    basis,   upon  the  terms  and  conditions
                                    described  herein.   See  "Description  of
                                    the    Exchange    Capital    Securities --
                                    Redemption."

The Guarantee...................... The  payment  of   Distributions   out  of
                                    moneys  held  by the  Trust,  payments  on
                                    liquidation  of  the  Trust,  and  payment
                                    upon  the   redemption   of  the   Capital
                                    Securities  are  guaranteed by the Company
                                    to  the  extent   described  herein  under
                                    "Description   of  the   Guarantee."   The
                                    Guarantee      covers      payments     of

                                    Distributions  and other  payments  on the
                                    Capital  Securities  only  if  and  to the
                                    extent that the Trust has funds  available
                                    therefor,   which   funds   will   not  be
                                    available   except  to  the   extent   the
                                    Company  has made  payments of interest or
                                    principal or other  payments on the Junior
                                    Subordinated  Debentures.  The  Guarantee,
                                    when  taken  together  with the  Company's
                                    obligations under the Junior  Subordinated
                                    Debentures,  the Trust  Agreement  and the
                                    Junior Subordinated  Indenture  (including
                                    its  obligations  to pay costs,  expenses,
                                    debts and other  liabilities  of the Trust
                                    (other  than  with  respect  to the  Trust
                                    Securities)),    provides   a   full   and
                                    unconditional guarantee on a subordinated basis by the Company of amounts due on the Capital Securities.

Voting Rights...................... Holders  of the  Capital  Securities  have limited voting rights  relating  generally
                                    to  the   modification   of  the   Capital
                                    Securities   and  the  Guarantee  and  the
                                    exercise  of  the  Trust's  rights  as the
                                    holder   of   the   Junior    Subordinated
                                    Debentures.   Holders   of   the   Capital
                                    Securities  are not  entitled  to appoint,
                                    remove or replace the Property  Trustee or
                                    the  Delaware   Trustee  except  upon  the
                                    occurrence   of  a   Debenture   Event  of
                                    Default  (as  defined  herein)   described
                                    herein.  See  "Description of the Exchange
                                    Capital    Securities --   Voting   Rights,
                                    Amendment   of   Trust    Agreement"   and
                                    "-- Removal of Trust Trustees; Appointment of Successors."

Transfer Restrictions.............. The Old Capital  Securities  were, and the
                                    Exchange   Capital   Securities  will  be,
                                    issued  and  may be  transferred  only  in
                                    blocks having a Liquidation  Amount of not
                                    less  than   $100,000   (100  Old  Capital
                                    Securities     or     Exchange     Capital
                                    Securities,  as  the  case  may  be).  Any
                                    such   transfer   of   the   Old   Capital
                                    Securities   or   the   Exchange   Capital
                                    Securities    in   a   block    having   a
                                    Liquidation  Amount of less than  $100,000
                                    shall  be  deemed  to be  void  and  of no
                                    legal     effect      whatsoever.      See
                                    "Description   of  the  Exchange   Capital
                                    Securities -- Restrictions on Transfer."

Junior Subordinated
Debentures......................... The Trust  invested the proceeds  from the issuance  of the  Old  Capital  Securities
                                    and  Common  Securities  in an  equivalent
                                    amount   of   Old   Junior    Subordinated
                                    Debentures   of   the   Company,   up   to
                                    $30,000,000  aggregate principal amount of
                                    which  will  be  exchanged   for  Exchange
                                    Debentures.    The   Junior   Subordinated
                                    Debentures  mature on April 1,  2028,  and
                                    rank  subordinate  and  junior in right of
                                    payment to all Senior  Indebtedness of the
                                    Company.   In  addition,   the   Company's
                                    obligations under the Junior  Subordinated
                                    Debentures  are  effectively  subordinated
                                    to all  existing  and  future  liabilities
                                    and obligations of its  subsidiaries.  See
                                    "Risk  Factors --  Ranking of  Subordinated
                                    Obligations  Under the  Guarantee  and the
                                    Junior    Subordinated    Debenture"   and
                                    "Description of the Exchange  Debentures --
                                    Subordination."

Form of Capital
Securities......................... The Old Capital Securities  initially sold to  "qualified  institutional  buyers" (as
                                    defined in Rule 144A under the  Securities
                                    Act) in  reliance  on Rule 144A  under the
                                    Securities   Act  are   represented  by  a
                                    global    certificate   or    certificates
                                    registered  in the name of Cede & Co.,  as
                                    nominee   for   DTC.   The   Old   Capital
                                    Securities      initially      sold     to
                                    institutional  "accredited  investors" (as
                                    defined  in Rule  501(a)(1),  (2),  (3) or
                                    (7) under the Securities  Act) were issued
                                    only  in  fully  registered,  certificated
                                    form.    Beneficial   interests   in   the
                                    Exchange  Capital  Securities  represented
                                    by a global  certificate  or  certificates
                                    will  be  evidenced   by,  and   transfers
                                    thereof  will be  effected  only  through,
                                    records  maintained by the participants in
                                    DTC.  Except in the limited  circumstances
                                    described  herein,  the  Exchange  Capital
                                    Securities in  certificated  form will not
                                    be  issued  in  exchange  for  the  global
                                    certificate    or    certificates.     See
                                    "Description   of  the  Exchange   Capital
                                    Securities --  Book-Entry  Only  Issuance --
                                    The Depository Trust Company."

Ranking............................ The Exchange Capital  Securities will rank pari passu,  and payments  thereon will be
                                    made  pro  rata,   with  the  Old  Capital
                                    Securities   and  the  Common   Securities
                                    except as described under  "Description of
                                    Exchange Capital  Securities--Subordination
                                    of  Common   Securities."   The   Exchange
                                    Debentures  will rank pari  passu with all
                                    other junior  subordinated  debentures  to
                                    be    issued   by   the    Company    with
                                    substantially  similar subordination terms
                                    ("Other  Debentures")  and  which  may  be
                                    issued  and  sold  (if at  all)  to  other
                                    trusts to be  established  by the  Company
                                    (if  any)  ("Other  Trusts"),  and will be
                                    unsecured  and  subordinate  and junior in
                                    right of  payment to the extent and in the
                                    manner    set   forth   in   the    Junior
                                    Subordinated   Indenture   to  all  Senior
                                    Indebtedness (as defined  herein).  Senior
                                    Indebtedness   of  the  Company   includes
                                    existing and future  senior  debt,  senior
                                    subordinated  debt and  subordinated  debt
                                    of  the  Company.  As of  June  30,  1998,
                                    there   was   $193   million   of   Senior
                                    Indebtedness  of the Company  outstanding.
                                    See      "Description      of     Exchange
                                    Debentures."   The  Guarantee  ranks  pari
                                    passu with all other  guarantees (if any),
                                    to be issued by the Company  with  respect
                                    to  capital  securities  (if  any),  to be
                                    issued    by    Other    Trusts    ("Other
                                    Guarantees")  and constitutes an unsecured
                                    obligation   of  the   Company  and  ranks
                                    subordinate   and   junior   in  right  of
                                    payment  to the  extent  and in the manner
                                    set forth in the  Guarantee  Agreement  to
                                    all     Senior      Indebtedness.      See
                                    "Description of Guarantee."

Redemption......................... The  Exchange   Capital   Securities   are
                                    subject  to  mandatory  redemption  (i) in
                                    whole  but  not  in  part  at  the  Stated
                                    Maturity  upon  repayment  of the Exchange
                                    Debentures,  (ii) in whole but not in part
                                    at any  time  contemporaneously  with  the
                                    prepayment  of  the  Exchange   Debentures
                                    upon the occurrence and  continuation of a
                                    Tax  Event,  Investment  Company  Event or
                                    Capital   Treatment  Event  and  (iii)  in
                                    whole  or in part at any  time on or after
                                    April 1, 2008  contemporaneously  with the
                                    optional  prepayment by the Company of the
                                    Exchange  Debentures,  in each case at the
                                    applicable     Redemption    Price.    See
                                    "Description    of    Exchange     Capital
                                    Securities--Redemption."

Rating............................. The Exchange  Capital  Securities  are not
                                    expected   to  be  rated  by  any   rating
                                    service.

ERISA Considerations............... Prospective  purchasers  who  invested the
                                    assets  of  an   employee   benefit   plan
                                    subject  to  Title I of ERISA or a plan or
                                    individual  retirement  account subject to
                                    Section   4975  of  the  Code  for   their
                                    purchase  of  Capital   Securities  should
                                    carefully consider the information set forth under "ERISA Considerations."

Absence of Market for the
  Exchange Capital Securities...... The Exchange Capital Securities will be a new issue of securities for which there
                                    currently is no market. Although the Initial
                                    Purchasers have informed the Trust and the Company that they each currently intend to make a market in the Exchange Capital Securities, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Trust and the Company do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the NASD Automated Quotation System. See "Offer and Resale."

Use of Proceeds.................... The  proceeds  to the Trust  from the sale
                                    of  the  Old   Capital   Securities   were
                                    invested   by  the  Trust  in  the  Junior
                                    Subordinated  Debentures.  The  Company is
                                    using  the net  proceeds  from the sale of
                                    the  Junior  Subordinated  Debentures  for
                                    general  corporate  purposes.  The Company
                                    expects that the Capital  Securities  will
                                    be  eligible  to qualify as Tier 1 capital
                                    under  the  capital   guidelines   of  the
                                    Federal Reserve.  See "Use of Proceeds."

      For additional information regarding the Exchange Capital Securities, see "Description of Exchange Capital Securities," "Description of Exchange Debentures," "Description of Guarantee" and "Certain Federal Income Tax Consequences."

                                  Risk Factors

      Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

      Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. Certain statements in this Prospectus and documents incorporated herein by reference are forward-looking and are identified by the use of forward-looking words or phrases such as "intended," "will be positioned," "expects," is or are "expected," "anticipates," and "anticipated." These forward-looking statements are based on the Company's current expectations. To the extent any of the information contained or incorporated by reference in this Prospectus constitutes a "forward-looking statement" as defined in Section 21E(i)(1) of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

Consequences Of A Failure To Exchange Old Capital Securities

      The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

      To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the PORTAL market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

      The Exchange Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Declaration."

      The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by August 28, 1998 and declared effective by September 27, 1998, the Distribution rate borne by the Old Capital Securities, currently 9.15% per annum, commencing on March 31, 1998 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Capital Securities."

Absence Of Public Market

      The Old Capital Securities were issued to, and the Company believes the Old Capital Securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities generally may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Both Old Capital Securities and Exchange Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) and in integral multiples of $1,000 (1 Old Capital Security) in excess thereof. The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the Exchange Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

      If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's financial results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Capital Securities may trade at a discount.

      Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

      Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

Exchange Offer Procedures

      Issuance of the Exchange Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange. See "The Exchange Offer."

Ranking of Subordinated Obligations Under the Guarantee and the
Junior Subordinated Debentures

      The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company. At June 30, 1998, the Senior Indebtedness of the Company aggregated approximately $193 million. None of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Guarantee--Status of the Guarantee" and "Description of Exchange
Debentures--Subordination."

      The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.

Status of the Company as a Bank Holding Company

      Because the Company is a bank holding company, its right to participate in any distribution of assets of City National upon City National's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such a distribution) is subject to the prior claims of creditors of the Bank (including its depositors), except to the extent that the Company may itself be recognized as a creditor of the Bank. At June 30, 1998, the Bank had total liabilities (excluding liabilities owed to the Company) of approximately $1.2 billion, including deposits. Accordingly, the Capital Securities effectively will be subordinated to all existing and future liabilities of the Bank, and holders of Capital Securities should look only to the assets of the Company for payments on the Capital Securities. Neither the Guarantee nor the Junior Subordinated Indenture places any limitation on the amount of secured or unsecured debt that may be incurred by the Bank in the future. See "Description of Junior Subordinated Debentures" and "Description of Guarantee."

      In addition, almost all of the operating assets of the Company are owned by the Bank. The Company relies primarily on dividends from the Bank to meet its obligations for the payment of principal and interest on its separate debt obligations and corporate expenses and for payment of dividends on its outstanding common stock. The payment of dividends by the Bank to the Company is subject to certain legal and regulatory limitations, is subject to ongoing review by banking regulators and, under certain circumstances, may require prior approval by banking regulatory authorities. At June 30, 1998, approximately $43 million was available for payment of dividends to the Company from the Bank without prior regulatory approval. The Bank also is subject to certain restrictions under Federal law on extensions of credit to, and certain other transactions with, the Company and certain of its other affiliates, and on investments in the stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans or other transactions and investments by the Bank are generally limited in amount as to the Company and as to each such other affiliate to 10% of the Bank's capital and surplus and as to the Company and all such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

Option to Extend Interest Payment Period; Tax Consequences

      So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Debenture Events of Default." As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon during any Extension Period at a rate equal to 9.15% per annum, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a rate equal to 9.15% per annum, compounded semi-annually), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period."

      Should an Extension Period occur, a holder of Capital Securities will accrue interest income (in the form of original issue discount) for United States Federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Trust. As a result, a holder of Capital Securities will include such original issue discount income in gross income for United States Federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sale or Redemption of Capital Securities."

      The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the assets of the Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

Tax Event, Investment Company Event or Capital Treatment Event Redemption

      Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. Any such redemption shall be at a price equal to the aggregate liquidation amount of the Capital Securities and Common Securities, respectively, together with accumulated Distributions to but excluding the date fixed for redemption and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures prior to the stated maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debentures--Redemption" and "Description of Capital Securities--Liquidation Distribution Upon Dissolution."

      A "Tax Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the delivery of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures or Exchange Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures or Exchange Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. According to a petition recently filed in the United States Tax Court by a corporation unrelated to the Company and the Trust, the Internal Revenue Service (the "IRS") has challenged the deductibility for United States federal income tax purposes of interest payments on certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangement involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Trust, the relevant facts in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Trust. Whether the IRS would attempt to challenge the deductibility of interest on the Junior Subordinated Debentures cannot be predicted. The Company, based on the advice of counsel, intends to take the position that interest payments on the Junior Subordinated Debentures will be deductible by the Company for United States federal income tax purposes. See "Certain Federal Income Tax Consequences - Classification of the Junior Subordinated Debentures." Adverse developments relating to the deductibility of interest, whether arising in connection with the case currently pending in the United States Tax Court or not, could give rise to a Tax Event.

      "Investment Company Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

      A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

Possible Tax Law Changes

      In both 1996 and 1997, the Clinton Administration proposed to amend the Internal Revenue Code of 1986, as amended (the "Code"), to deny deductions of interest on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of Exchange Capital Securities--Redemption."

Exchange of Capital Securities for Junior Subordinated Debentures

      The holder of all the outstanding Common Securities has the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust. The ability of the Company to dissolve the Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution." The Junior Subordinated Debentures, if distributed, may be subject to restrictions on transfer as described under "Notice to Investors."

      Under current United States Federal income tax law and interpretations and assuming, as expected, that the Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Trust will not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur that would cause the Trust to be subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Trust would be a taxable event to the Trust and the holders of the Capital Securities. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Capital Securities."

Rights Under the Guarantee

      The Chase Manhattan Bank will act as the trustee under the Guarantee (the "Guarantee Trustee") and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. Chase Manhattan Bank Delaware will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time; (ii) the Redemption Price (as defined in "Description of Capital Securities--Redemption") with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Trust. The Guarantee is subordinated as described under "--Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of Guarantee--Status of the Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

      If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Exchange Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.

Limited Voting Rights

      Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Trust (i) will not be taxable other than as a grantor trust for United States Federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of Capital Securities--Voting Rights; Amendment of Trust Agreement" and "--Removal of Issuer Trustees; Appointment of Successors."

Market Prices

      There can be no assurance as to the market prices for Capital Securities, or the market prices for Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Trust may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures on dissolution of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

Growth

      The Company has grown and may seek to grow by acquiring other financial institutions and branches or related financial services companies. However, competition for acquisitions in the Company's market area is highly competitive. Moreover, any acquisitions will be subject to regulatory approval and there can be no assurance that the Company will obtain such approvals. The Company may not be as successful in the future as it has been in the past in identifying further acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches. Furthermore, the Company's ability to grow through acquisitions will depend on its maintaining sufficient regulatory capital levels and on economic conditions.

      There is no assurance that the Company will not encounter unforeseen expenses, as well as difficulties and complications in integrating expanded operations and new employees without disruption to overall operations. In addition, such growth may adversely affect the Company's operating results because of many factors, including start-up costs, diversion of management time and resources, asset quality, and required operating adjustments. There can be no assurance that the Company will successfully integrate or achieve the anticipated benefits of its growth or expanded operations, and there is no assurance that rapid growth in its loan portfolio will not result in an increase in the Company's loan loss experience.

Competition

      The banking business is highly competitive. In its primary market area, the Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, mortgage banking companies, and brokerage and investment banking firms operating locally and elsewhere. The Bank's primary competitors have substantially greater resources and lending limits than the Bank. The profitability of the Company depends upon the Bank's ability to continue to compete in its primary market area.

      The consumer finance industry is also highly competitive. Competitors in the consumer finance business include mortgage banking companies, commercial banks, credit unions, thrift institutions, credit card issuers and finance companies. Certain of the Company's competitors are substantially larger, have greater name recognition and have more capital and other resources than the Company.

Risks Associated with New Business Lines and LTV Lending

      The Company acquired a California Title I home improvement loan servicing company in December 1996 and a California 125% LTV mortgage loan originator in October 1997. The Company's prospects must be considered in light of the risks, delays, expenses, and difficulties frequently encountered in connection with an early-stage business in a highly-regulated, competitive environment. In addition to the normal risk of loss and reduced net earnings due to loan delinquencies and other loan defaults by obligors, which become more acute in an economic slow-down or recession, the Company is subject to increased risk of loss in its 125% LTV lending, because in most cases, the collateral for such loans will not be sufficient to cover the principal amount of the loans in the event of default. The Company, in its 125% LTV lending, relies principally on the credit-worthiness of the buyer and, to a lesser extent, on the underlying collateral for repayment. As a result, many of the Company's 125% LTV loans equal or exceed the value of the mortgage properties. Upon the occurrence of a default by a borrower, the Company evaluates the cost-effectiveness of foreclosing on the property. The Company is less likely to use foreclosure to mitigate its losses with its 125% LTV products because such loans exceed the value of the mortgage properties; loss mitigation on these loans is undertaken primarily through garnishment proceedings. Management periodically estimates losses on these loans and records such estimates as a reduction of income. To the extent that management's estimates of losses are less than the actual losses, the Company's financial position and results of operations could be adversely affected in the period of adjustment.

Prepayment Risk Associated with Securitizations

      In order to minimize credit risk in connection with its mortgage loan business, the Company sells a substantial majority of the loans it originates and purchases either through whole loan sales or through securitizations. In connection with securitizations, the Company reports gains on sales of loans based in part on the estimated fair value of the mortgage-related securities retained by the Company and on the estimated fair value of retained mortgage servicing rights related to such loans. In a securitization, the Company retains a residual interest security and may retain an interest only strip security. The fair value of the residual interest and interest only strip security is the present value of the estimated net cash flows to be received after considering the effects of prepayments and credit losses. The capitalized mortgage servicing rights and mortgage-related securities are valued using prepayment, default, and interest rate assumptions that the Company believes are reasonable. The amount of revenue recognized upon the sale of loans or loan participations will vary depending on the assumptions utilized.

      The rate of prepayment, rate of default, and the estimates of the future costs of servicing utilized by the Company are estimates, and actual results may vary from such estimates and such variations may be material. The gain recognized by the Company upon the sale of loans will have been overstated or understated if prepayments and/or defaults are greater than or less than anticipated, respectively. Higher levels of future prepayments, and/or increase in delinquencies or liquidations, would result in a lower valuation of the mortgage-related securities and impairment of the mortgage servicing rights, thereby adversely affecting the Company's earnings in the period of adjustment.

Developments in Technology

      The market for financial services, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, telebanking, debit cards and so-called "smart" cards. The ability of the Company to compete successfully in its markets may depend on the extent to which it is able to exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or the Company's success or failure in anticipating or responding to such developments, will materially affect the Company's business, financial condition and operating results.

      Additionally, the Company is heavily dependent upon complex computer systems for all phases of its operations. The "Year 2000" issue-common to most corporations-concerns the inability of certain software and databases to properly recognize date sensitive information beginning January 1, 2000. This problem could result in a disruption to the Company's operations, if not corrected. Financial services institutions are particularly sensitive to such disruptions. The Company uses third party vendors for certain of its systems. As a result, much of the Company's remediation effort relates to monitoring and communicating with those vendors. The Company has assessed and developed a detailed strategy to prevent or at least minimize problems related to the Year 2000 issue. Resources have been committed and implementation began to modify the affected information systems. Implementation is currently on schedule, but the degree of success of the project cannot be determined at this time.



                                USE OF PROCEEDS

      Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities. In consideration for issuing the Exchange Capital Securities in exchange for the Old Capital Securities as described in this Prospectus, the Trust will receive Exchange Debentures in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

      All the proceeds to the Trust from the sale of Capital Securities were invested by the Trust in Junior Subordinated Debentures. The proceeds from the Capital Securities qualify as Tier 1 or core capital with respect to the Company under the risk-based capital guidelines established by the Federal Reserve. All the net proceeds received by the Company from the sale of the Junior Subordinated Debentures are being used by the Company for general corporate purposes. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its subsidiaries and the availability of other funds. In view of anticipated funding requirements, the Company may from time to time engage in additional financings of a character and in amounts to be determined.

                              CITY HOLDING COMPANY

General

      The Company is a registered bank holding company, chartered under the laws of the State of West Virginia, and headquartered in Charleston, West Virginia. At June 30, 1998, the Company had total consolidated assets of approximately $1.5 billion, total consolidated deposits of approximately $1.1 billion, and total consolidated shareholders' equity of approximately $126 million.

      Through its lead bank subsidiary, City National, the Company provides a wide variety of retail and commercial banking products and services to individuals and small--and medium-sized businesses through 43 banking offices in the State of West Virginia. Effective April 1, 1998, the Company consummated its acquisition of Del Amo Savings Bank, FSB (Del Amo). Headquartered in Torrance, California, Del Amo is a federally-chartered savings bank with total assets and total deposits of approximately $116 million and $102 million, respectively at March 31, 1998. Del Amo operates three locations in Southern California and complements the Company's mortgage loan origination businesses located in Irvine and Costa Mesa, California.

      The Company has experienced significant growth through acquisitions, having acquired 11 depository and five non-depository institutions since 1985, adding approximately $700 million in assets and 29 branch offices to the Company's franchise. In addition, the Company has started six de novo operations, including one depository institution. While the strategy of the Company is to permit its various banking operations to be responsive to the markets in which they operate, the Company has consolidated all back-office functions, including portions of the credit underwriting, investment portfolio management, and loan review functions. To promote responsiveness to customer requests and operational efficiency, the Company has emphasized the use of technology, including check imaging.

      The Company maintains a diverse loan portfolio which consists of commercial, real estate, and consumer loans to customers in its markets. At June 30, 1998, the Company had non-performing loans, consisting of non-accrual, past-due, and restructured credits of $7.4 million, or 0.79% of gross loans. Net charge-offs through June 30, 1998 were 0.12% of average loans. The allowance for loan losses at June 30, 1998, was 0.93% of gross loans and 117.81% of non-performing loans. Additionally, the Company's net charge-offs to average loans ratio has averaged 0.19% over the five years ended December 31, 1997. For the six months ended June 30, 1998 the Company's return on average assets and return on average equity were 0.94% and 11.13%, respectively.

      Recognizing the increasing competition in the financial services industry, the Company's management has embarked upon a strategy to increase non-interest income revenue and diversify the markets in which it operates. In 1993, the Company organized City Financial Corporation ("City Financial"), a full-service securities brokerage and investment advisory company. City Financial operates an office in Charleston, West Virginia, from which it offers brokerage and investment advisory services to customers of the Company and others throughout West Virginia.

     In 1996, the Company began an initiative to originate and service junior lien and other similar mortgage loan products. Entry into this line of business was in recognition of the higher margins enjoyed on junior lien mortgages, traditionally sought by consumers for home improvement and debt consolidation purposes. The junior lien lending activities initially were conducted through City Mortgage Corporation, a wholly owned subsidiary of the Company whose assets have since been sold. In August 1997, the Company formed CMS, a specialty loan servicing company with operations in Cross Lanes, West Virginia and Costa Mesa, California. CMS focuses on servicing niche loan products through its servicing systems which are designed to the specific requirements of sub-prime mortgage, non-conforming mortgage, home improvement, home equity, and other similar loan products. At June 30, 1998, CMS had a total mortgage loan servicing portfolio of over 54,000 accounts approximating $1.3 billion in principal balance. In October 1997, the Company acquired First Allegiance, an originator of junior lien mortgage loans, headquartered in Irvine, California, with an existing portfolio of loans and an experienced team of junior lien mortgage originators. Simultaneously with this acquisition, the Company, on both the east and west coasts, formed two parallel divisions also originating junior lien mortgages.

      Currently, these divisions are focusing on generating high LTV products, primarily 125% LTV products through direct mail and telemarketing solicitation, in various eastern and western states. At June 30, 1998, the Company's portfolio of junior lien mortgages aggregated approximately $178 million, of which $164 million would be classified as 125% LTV products. The typical 125% LTV product customer has an average FICO score of 680, and is generally utilizing the loan product to consolidate high-rate credit or other debt or for college tuition, home improvements, or vacations. It is the Company's intention to sell the various loan products generated by these divisions through a balanced combination of loan securitizations and whole loan sales, where, in the case of loan securitizations, the Company would retain the servicing rights. Through June 30, 1998, the Company had completed three securitization transactions involving the securitization of approximately of $183 million of high LTV loans. The Company plans to securitize a portion of its portfolio every quarter.

      The Company's strategy is to develop these loan origination divisions into marketing platforms, that through the use of technology and direct mail and telemarketing solicitations, permit the Company to access additional geographic markets and efficiently deliver a variety of financial service products.

      The Company has also sought to expand the range of insurance products and services that it provides through the acquisition of one insurance agency located in Charleston, West Virginia, in December 1997, and one additional agency in the first quarter of 1998.

      On June 29, 1998, the Company (through City National) completed its strategic investment in Mego, a specialty financial services company that originates and purchases conventional home improvement, high loan-to-value debt consolidation, and other similar loans. As part of an overall recapitalization of Mego completed by several investors, the Company invested $10 million to acquire 10,000 shares of Mego Series A Preferred Stock, which is convertible into 6.7 million shares of Mego common stock. The Company also acquired an option to purchase an additional 6.7 million shares of Mego common stock at a price of $1.50 per share. Concurrent with this investment, CMS acquired the right to service approximately $536 million of consumer mortgage loans previously serviced by Mego and the exclusive right to service up to an additional $1 billion of mortgage loans originated or acquired by Mego in the future.

       On August 7, 1998, the Company announced that it had entered into a definitive agreement and plan of reorganization to merge with Horizon. The combined company would have total assets in excess of $2.5 billion, rank third in deposit market share in the State of West Virginia and rank among the Top 100 banks in the country in terms of market capitalization. The transaction will be accounted for as a pooling of interests and is expected to close during the first quarter of 1999. Certain historical financial information regarding Horizon is incorporated by reference herein. See "Incorporation of Certain Documents by Reference." In addition, certain pro forma financial information about the Company and Horizon is included herein. See "Index to Financial Information."

      The Company expects to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions and other entities engaged in lines of business permissible for banks and bank holding companies. The Company believes that as the competitive environment becomes increasingly challenging to smaller financial institutions, the Company can offer community banking organizations an attractive alternative, by providing the technology, product variety, and efficiencies and services of a larger banking organization, while managing such institutions in a manner that allows them to remain responsive to the markets in which they operate. In addition to acquiring community banking organizations, the Company also has interest in supplementing the Del Amo acquisition through related acquisitions in California to further support the Company's mortgage operations in California. Additionally, the Company is interested in acquiring mortgage operations, including whole operations or portfolios of mortgage servicing rights and mortgage loans, and in acquiring technology-related firms.

      The Company continues to evaluate business combination opportunities and as a result, business combination discussions and, in some cases, negotiations take place and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that the Company may undertake may be material, in terms of assets acquired or liabilities assumed, to the Company's financial condition.

      The Company was organized under the laws of the State of West Virginia on March 12, 1982. The Company's principal executive offices are located at 25 Gatewater Road, Charleston, West Virginia 25313, and its telephone number at such address is (304) 769-1100.

      For additional information regarding the Company's financial condition and results of operations, see "Capitalization."

      NEITHER THE CAPITAL SECURITIES NOR THE JUNIOR SUBORDINATED DEBENTURES ARE OBLIGATIONS OF OR GUARANTEED BY CITY NATIONAL.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

      The following unaudited table presents the consolidated ratios of earnings to fixed charges of the Company. The consolidated ratio of earnings to fixed charges has been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest deposits). Interest expense (other than on deposits) includes interest on borrowed funds, federal funds purchased and securities sold under agreements to repurchase, and other funds borrowed.

                            For the
                          Six Months
                           Ended June
                             30,         For the Year Ended December 31,
                         --------------------------------------------------

                             1998       1997    1996   1995   1994   1993
                         -------------------------------------------------

Including interest on
deposits...............      1.38x       1.44x  1.40x  1.38x  1.46x  1.49x
Excluding interest on
deposits...............      2.46        2.68   2.57   3.01   6.10  13.07

                           CITY HOLDING CAPITAL TRUST

      The Trust is a statutory business trust created under Delaware law pursuant to a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State. The Trust is governed by the Trust Agreement among the Company, as Depositor, Chase Manhattan Bank Delaware, as Delaware Trustee, The Chase Manhattan Bank, as Property Trustee, the Administrators named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. The holders of the Common Securities are authorized to select two individuals to act as administrators with respect to the Trust (the "Administrators"). The Company, while holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. See "Description of Capital Securities--Miscellaneous." The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Trust.

      All the Common Securities are presently owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities--Subordination of Common Securities." The Company has acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may dissolve earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, telephone number (302) 428-3375. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, telephone number (212) 946-3340.

                                 CAPITALIZATION

      The following table sets forth the unaudited consolidated capitalization of the Company as of June 30, 1998, as adjusted to give effect to the consummation of the offering of the Capital Securities and the application of the net proceeds thereof as provided under "Use of Proceeds." The following data should be read in conjunction with the Company's reports filed with the Commission under the Exchange Act.


                                                        June 30, 1998
                                                        -------------

Short-term borrowings                                     $111,974
Long-term borrowings                                        81,295
Corporation-obligated manditorily redeemable capital
 securities of subsidiary trust holding solely junior
 subordinated debentures of the corporation(1)              30,000
                                                           -------
   Total borrowings                                        223,269
                                                           -------
Shareholders' Equity:
   Common stock, $2.50 par value,
     authorized, 6,749,785 issued and outstanding,
     including 17,055 shares in treasury                    16,874
Capital surplus                                             63,734
Retained earnings                                           44,280
Net unrealized gain on securities available for sale,
net of tax                                                   1,811
   Cost of common stock in treasury                           (591)
                                                             -----
   Total shareholders' equity                              126,108
                                                           -------
   Total capitalization                                   $349,377
                                                          ========
Capital Ratios
  Tier 1 risk-based capital ratio                             9.37%
  Total risk-based capital ratio                             10.05
  Leverage ratio                                              8.55

------------
(1)Reflects the Capital Securities. The Trust is a subsidiary of the Company and holds the Junior Subordinated Debentures as its sole asset.


                              ACCOUNTING TREATMENT

      For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be included in the consolidated balance sheets of the Company, and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, Distributions on the Capital Securities will be recorded in the consolidated statements of income of the Company as interest expense.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

      In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for the Exchange Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

      The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Old Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act, and will not provide for any increase in the Distribution rate thereon.

      The Registration Rights Agreement provides that (i) the Company and the Trust shall use their respective best efforts to cause the Registration Statement to be declared effective by the Commission on or prior to 180 days after the date of the original issuance of the Trust Securities, and to keep the Registration Statement effective for not less than 30 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is made to the holders, (ii) unless the Exchange Offer will not be permitted by applicable law or Commission policy, the Trust will commence the Exchange Offer and use its best efforts to consummate the Exchange Offer within 30 business days after the effective date of the Registration Statement, and (iii) if obligated to file the "Shelf Registration Statement" (as defined in the Registration Rights Agreement), the Company and Trust will use their best efforts to file the Shelf Registration Statement with the Commission as promptly as practicable, but, in any event, within 45 days after such filing obligation arises, and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days after such obligation arises.

      If (i) the Company and the Trust fail to file, if appropriate, the Shelf Registration Statement on or before the dates specified for such filing, (ii) the Registration Statement or the Shelf Registration Statement, if applicable, is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the Company and Trust fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement, or (iv) the Registration Statement or the Shelf Registration Statement, if applicable, is declared effective but thereafter ceases to be effective or usable in connection with resales of "Transfer Restricted Securities" (as defined below) during the period specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then liquidated damages shall accrue on the principal amount ("Additional Interest") of the Junior Subordinated Debentures, and additional Distributions shall accumulate on the Liquidation Amount ("Additional Distributions") of the Capital Securities immediately following the occurrence of such Registration Default, each at a rate of 0.25% per annum. Notwithstanding the foregoing, neither the Additional Interest on the Junior Subordinated Debentures nor the Additional Distribution rate on the Liquidation Amount of the Capital Securities may exceed in the aggregate 0.25% per annum. Such Additional Interest and Additional Distributions shall cease to accrue and accumulate upon the curing of the respective Registration Default.

      For purposes of the preceding paragraph, "Transfer Restricted Security" means each Old Capital Security, the Old Guarantee or Old Junior Subordinated Debenture until (i) the date on which such Old Capital Security, the Old Guarantee or Old Junior Subordinated Debenture has been exchanged for an Exchange Capital Security, the Guarantee or Exchange Junior Subordinated Debenture in the Exchange Offer and are thereafter freely tradable by the holder thereof (other than an affiliate of the Company), (ii) such Old Capital Security, Old Guarantee or Old Junior Subordinated Debenture, as the case may be, shall have ceased to be outstanding, (iii) the date on which such Old Capital Security, Old Guarantee or Old Junior Subordinated Debenture has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement or the Shelf Registration Statement, if applicable, or (iv) the date on which such Old Capital Security, Old Guarantee or Old Junior Subordinated Debenture is distributed to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act.

      The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from such holder, or any participant in The Depository Trust Company ("DTC") system whose name appears on a security position listing as the holder of such Old Capital Securities and who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

      Pursuant to the Exchange Offer, the Company will exchange promptly after the Expiration Date, the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Debentures. The Guarantee and Exchange Debentures have been registered under the Securities Act.

Terms of the Exchange Offer

      The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $30,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $30,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (1 Capital Security) in excess thereof.

      The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $30,000,000 aggregate Liquidation Amount of Old Capital Securities is outstanding.

      Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

      If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

      Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

      NEITHER THE COMPANY, ITS BOARD OF DIRECTORS NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS OWN FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extensions; Amendments

      The term "Expiration Date" means 5:00 p.m., New York City time, on ________________, 1998 unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

      The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

      Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Capital Securities

      Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

      In all cases, delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

      The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by, and make the representations and warranties contained in, the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

      Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral (promptly confirmed in writing) or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

      Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

Procedures for Tendering Old Capital Securities

      Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal and any other required documents, must be received by the Exchange Agent at the address set forth under "--Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

      If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

      THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Book-Entry Transfer. The Company understands that the Exchange Agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Capital Securities. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures set forth below must be complied with.

      DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

      Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):
(i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or
(v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

      Delivery. The method of delivery of the Book-Entry Confirmation, certificates representing tendered Old Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and "delivery" will be deemed made only when actually received by the Exchange Agent. If delivery is to be made by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service, is recommended. In all such cases, sufficient time should be allowed to ensure timely delivery on or before the Expiration Date.

      Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (a)   such tenders are made by or through an Eligible Institution;

          (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

          (c) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mailed to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

      Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

      The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

      Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

      The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

      If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

      A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

Resales of Exchange Capital Securities

      The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust as defined under Rule 405 of the Securities Act or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters,
(b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

      Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable) may be resumed, as the case may be.

Withdrawal Rights

      Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

      In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent the address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

      All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on Exchange Capital Securities

      Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the Exchange Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after March 31, 1998. However, because Distributions on the Exchange Capital Securities will accumulate from such date, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

Conditions to the Exchange Offer

      Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Old
      Capital Securities  to  be  offered  for  resale,   resold  and  otherwise
      transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the
      meaning of Rule 405 under the  Securities  Act) without compliance   with
      the   registration   and  prospectus   delivery provisions  of the
      Securities  Act  provided  that such  Exchange Capital  Securities  are
      acquired in the  ordinary  course of such holders'   business  and  such
      holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

          (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

          (c)   a stop  order  shall  have been  issued by the  Commission  or
      any state securities   authority   suspending  the   effectiveness   of
      the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Company or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

      If the Company or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

      The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent by registered or certified mail or by hand or overnight delivery as follows:

      By Registered or Certified Mail or Hand or Overnight Delivery:

      The Chase Manhattan Bank
      55 Water Street, Room 234
      North Building
      New York, New York 10041
      Attention: Carlos Esteves

      Confirm By Telephone: (212) 638-0828

      Facsimile Transmissions:  (212) 638-7375/344-9367

      Delivery to other than the above address or facsimile numbers will not constitute a valid delivery.

Fees and Expenses

      The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

      Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

      Neither the Company nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                   DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

      Pursuant to the terms of the Trust Agreement, the Issuer Trustees on behalf of the Trust have issued the Capital Securities and the Common Securities and will issue the Exchange Capital Securities pursuant to the Exchange Offer. The Exchange Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation of the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the Exchange Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Whenever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Trust by contacting the Issuer Trustees.

General

      The Capital Securities (including the Old Capital Securities and the Exchange Capital Securities) are limited to $30,000,000 aggregate Liquidation Amount outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." The Junior Subordinated Debentures will be registered in the name of the Trust and held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

Distributions

      The Capital Securities represent preferred undivided beneficial interests in the assets of the Trust, and Distributions on each Capital Security will be payable at an annual rate equal to 9.15% on the stated Liquidation Amount of $1,000, payable semi-annually in arrears on the 1st day of April and October of each year (each a "Distribution Date"), to the holders of the Capital Securities at the close of business on March 15 or September 15 (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Capital Securities will be October 1, 1998. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. If any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

      So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at a rate per annum of 9.15% thereof, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution Period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Exchange Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

      The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Capital Securities. See "Description of Exchange Debentures--General." If the Company does not make interest payments on the Junior Subordinated Debentures, the Trust may not have funds available to pay Distributions or other amounts payable on the Capital Securities. The payment of Distributions and other amounts payable on the Capital Securities (if and to the extent the Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

Redemption

      Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Capital Securities plus accumulated but unpaid Distributions thereon to but excluding the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption." If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

      The Company has the right to redeem the Junior Subordinated Debentures (i) on or after April 1, 2008, in whole at any time or in part from time to time, or
(ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below), in each case subject to possible regulatory approval. See "--Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities at the Redemption Price.

      The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the Liquidation Amount (as defined below), together with accumulated Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning April 1:

                                                                  Redemption
Year                                                                 Price
------                                                          --------------

2008...........................................................      104.58
2009...........................................................      104.12
2010...........................................................      103.66
2011...........................................................      103.20
2012...........................................................      102.75
2013...........................................................      102.29
2014...........................................................      101.83
2015...........................................................      101.37
2016...........................................................      100.92
2017...........................................................      100.46
and at 100% on or after April 1, 2018.

      The Redemption Price, in the case of a redemption on or after April 1, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price, in the case of a redemption prior to April 1, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal for each Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of Junior Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of
(i) 100% of the principal amount of such Junior Subordinated Debentures and (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debentures on April 1, 2008, together with the present values of scheduled payments of interest (not including the portion of any such payments of interest accrued as of the Redemption Date) from the Redemption Date to April 1, 2008 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

      "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) 200 basis points if such Redemption Date occurs on or before April 1, 1999 or (ii) 150 basis points if such Redemption Date occurs after April 1, 1999.

      "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

      "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York or Charleston, West Virginia are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

      "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

      "Liquidation  Amount"  means  the  stated  amount  of  $1,000  per Trust
Security.

      "Tax Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the delivery of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures or Exchange Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures or Exchange Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      "Investment Company Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

      "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

      Payment of Additional Sums. If a Tax Event described in clause (i) or
(iii) of the definition of Tax Event above has occurred and is continuing and the Trust is the holder of all the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

      "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities of the Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

Redemption Procedures

      Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

      If the Trust gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of the Exchange Capital Securities so called for redemption will cease, except the right of the holders of such Exchange Capital Securities to receive the Redemption Price, and any distribution payable in respect of the Capital Securities, but without interest on such Redemption Price, and the Exchange Capital Securities will cease to be outstanding. If any date fixed for redemption of Exchange Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

      Subject to applicable law (including, without limitation, United States Federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement, and may resell such securities.

      If less than all the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, or if the Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

Subordination of Common Securities

      Payment of Distributions on, the Liquidation Distribution in respect of, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Liquidation Distribution in respect of, or the Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all the outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution, the full amount of such Liquidation Distribution on all outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

      In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "--Events of Default; Notice" and "Description of Junior Subordinated Debentures--Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

      The amount payable on the Capital Securities in the event of any liquidation of the Trust is $1,000 per Capital Security plus accumulated and unpaid Distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

      The holders of all the outstanding Common Securities have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust.

      The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

      In the event the Company, while a holder of Common Securities, dissolves the Trust prior to the Stated Maturity of the Capital Securities and the dissolution of the Trust is deemed to constitute the redemption of capital instruments by the Federal Reserve under its risk-based capital guidelines or policies, the dissolution of the Trust by the Company may be subject to the prior approval of the Federal Reserve. Moreover, any changes in applicable law or changes in the Federal Reserve's risk-based capital guidelines or policies could impose a requirement on the Company that it obtain the prior approval of the Federal Reserve to dissolve the Trust.

      Pursuant to the Trust Agreement, the Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Capital Securities in connection with the redemption of all the Trust Securities as described under "--Redemption" and (iv) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

      If dissolution of the Trust occurs as described in clause (i), (ii) or
(iv) above, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on its Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

      After the liquidation date is fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and
(iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

      If the Company does not redeem the Junior Subordinated Debentures prior to the Stated Maturity and the Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

      There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

Events of Default; Notice

      Any one of the following events constitutes an Event of Default under the Trust Agreement (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (i) the occurrence of a Debenture Event of Default (see "Description of Exchange Debentures--Debenture Events of Default"); or

           (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

           (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

           (iv)  default in the performance,  or breach, in any material
      respect,  of any covenant  or  warranty  of  the  Issuer   Trustees  in
      the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

           (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

      Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of the Trust Securities and the Administrators, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

      If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Capital Securities as described above. See "--Liquidation Distribution Upon Dissolution" and "Description of Junior Subordinated Debentures--Debenture Events of Default."

Removal of Issuer Trustees; Appointment of Successors

      The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have a combined capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Issuer Trustees

      Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

      The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as otherwise set forth in the Trust Agreement. The Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified other than as a grantor trust for United States Federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

      Except as provided below and under "--Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

      The Trust Agreement may be amended from time to time by the holders of a majority in Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holders of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act. Any amendments to the Trust Agreement will become effective when notice of such amendment is given to the holders of the Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's not being taxable other than as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, except that without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to
(x) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (y) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

      So long as any Junior Subordinated Debentures are held by the Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under
Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of the Capital Securities, except that, if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be taxable other than as a grantor trust for United States Federal income tax purposes on account of such action.

      Any required approval of holders of Capital Securities may be given at a meeting of such holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

      No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

      Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Book Entry, Delivery and Form

      The Exchange Capital Securities may be evidenced by a global Capital Security certificate (collectively, the "Global Capital Securities") which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Except as set forth below, record ownership of the Global Capital Security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

      A person may hold its interest in the Global Capital Security directly through DTC if such person is a participant in DTC, or indirectly through organizations that are participants in DTC ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

      Persons who are not Participants may beneficially own interests in the Global Capital Security held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered holder of the Global Capital Security, Cede for all purposes will be considered the sole holder of the Global Capital Security. Except as provided below, owners of beneficial interests in the Global Capital Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders thereof.

      Payment of Distributions on, and the Redemption Price of, the Global Capital Security will be made to Cede, the nominee for DTC, as the registered holder of the Global Capital Security, by wire transfer of immediately available funds on each Distribution Date or Redemption Date. Neither the Company nor the Issuer Trustees (or any Administrator, securities registrar, paying agent or exchange agent under the Trust Agreement) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Capital Security, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

      The Company and the Trust have been informed by DTC that, with respect to any payment of Distributions on, or the Redemption Price of, the Global Capital Security, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the Capital Securities represented by the Global Capital Security, as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Capital Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Capital Securities represented by the Global Capital Security held through such Participants will be the responsibility of such Participants, as is the case with securities held for the accounts of customers registered in "street name."

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in Capital Securities represented by the Global Capital Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Furthermore, the laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Capital Security to such persons may be limited.

      DTC has advised the Company and the Trust that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Security are credited and only in respect of the aggregate Liquidation Amount of the Capital Securities represented by the Global Capital Security as to which such Participant or Participants has or have given such direction.

      DTC has advised the Company and the Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchaser. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Capital Security among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Global Capital Security is exchangeable for definitive Capital Securities in registered certificated form if (i) DTC advises the Company and the Property Trustee in writing that it is no longer willing or able to properly discharge its responsibilities with respect to the Global Capital Security, and the Company is unable to locate a qualified successor, (ii) the Trust at its option advises DTC in writing that it elects to terminate the book-entry system through DTC or (iii) there shall occur and be continuing an Event of Default. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend referenced in "Notice to Investors," unless the Property Trustee (based upon an opinion of counsel) determines otherwise in compliance with applicable law.

      So long as DTC or its nominee is the registered holder of the Global Capital Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Security for all purposes under the Trust Agreement. Except as provided above, owners of beneficial interests in the Global Capital Security will not be entitled to have any of the individual Capital Securities represented by the Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

Expenses and Taxes

      In the Trust Agreement, the Company, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Trust Agreement are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Trust Agreement to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Restrictions on Transfer

      The Old Capital Securities were, and the Exchange of Capital Securities will be, issued and may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities or Exchange Capital Securities, as the case may be). Any such transfer of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

Payment and Paying Agency

      Payments in respect of the Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") initially will be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

Registrar and Transfer Agent

      The Property Trustee will act as registrar and transfer agent for the Capital Securities.

      Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after the Capital Securities have been called for redemption.

Information Concerning the Property Trustee

      The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

      For information concerning the relationships between The Chase Manhattan Bank, the Property Trustee, and the Company, see "Description of Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

Miscellaneous

      The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States Federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

      Holders of the Capital Securities have no preemptive or similar rights.

      The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

      The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                       DESCRIPTION OF EXCHANGE DEBENTURES

      The Old Junior Subordinated Debentures were issued, and the Exchange Debentures will be issued under the Junior Subordinated Indenture. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.

General

      Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Old Junior Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Old Junior Subordinated Debenture in an amount corresponding to the Old Capital Securities accepted for exchange, for a like principal amount of Exchange Debentures. The Exchange Debentures will bear interest at the annual rate of 9.15% of the principal amount thereof, payable semi-annually in arrears on the 1st day of April and October of each year (each, an "Interest Payment Date"), commencing October 1, 1998, to the person in whose name each Exchange Junior Subordinated Debenture is registered at the close of business on March 15 or September 15 (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation of the Trust, each Exchange Junior Subordinated Debenture will be registered in the name of the Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full year will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. If any date on which interest is payable on the Exchange Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate equal to 9.15% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

      The Exchange Debentures will mature on April 1, 2028.

      The Exchange Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. The Exchange Debentures will not be subject to a sinking fund and will not be eligible as collateral for any loan made by the Company. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture or agreement that the Company may enter into in the future or otherwise. See "--Subordination." As used herein, "Junior Subordinated Debentures" includes the Exchange Debentures.

Option to Extend Interest Payment Period

      So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at a rate equal to 9.15% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue original issue discount income for United States Federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

Redemption

      The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after April 1, 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of Capital Securities--Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Trust to redeem the Capital Securities.

      The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

      The redemption of the Junior Subordinated Debentures by the Company prior to their Stated Maturity would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject to the prior approval of the Federal Reserve. The redemption of the Junior Subordinated Debentures also could be subject to the additional prior approval of the Federal Reserve.

      The Redemption Price for Junior Subordinated Debentures in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning April 1:

                                                                  Redemption
Year                                                                 Price
------                                                          ----------------

2008...........................................................      104.58%
2009...........................................................      104.12
2010...........................................................      103.66
2011...........................................................      103.20
2012...........................................................      102.75
2013...........................................................      102.29
2014...........................................................      101.83
2015...........................................................      101.37
2016...........................................................      100.92
2017...........................................................      100.46
and at 100% on or after April 1, 2018.

      The Redemption Price in the case of a redemption on or after April 1, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price for Junior Subordinated Debentures, in the case of a redemption prior to April 1, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal the Make-Whole Amount (as defined under "Description of Capital Securities--Redemption"), together with accrued interest to but excluding the date fixed for redemption.

Additional Sums

      The Company has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Trust is the holder of all Junior Subordinated Debentures and (ii) the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Capital Securities--Redemption."

Registration, Denomination and Transfer

      The Exchange Debentures will initially be registered in the name of the Trust. If the Exchange Debentures are distributed to holders of Capital Securities, it is anticipated that the depository arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of Capital Securities--Book Entry, Delivery and Form."

      Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Exchange Debentures to be issued in definitive form.

      Payments on Exchange Debentures represented by a global security will be made to Cede, the nominee for DTC, as the registered holder of the Exchange Debentures, as described under "Description of the Capital Securities--Book Entry, Delivery and Form." If Exchange Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Exchange Debentures will be registrable and Exchange Debentures will be exchangeable for Exchange Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Exchange Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

      The Exchange Debentures will be issuable only in registered form without coupons in integral multiples of $1,000. The minimum purchase requirement will be $100,000 (100 Capital Securities). Exchange Debentures will be exchangeable for other Exchange Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

      Exchange Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Exchange Debentures.

      In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Exchange Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Exchange Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) to register the transfer or exchange of any Exchange Debentures so selected for redemption, except, in the case of any Exchange Debentures being redeemed in part, any portion thereof not to be redeemed.

      Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Exchange Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Restrictions on Certain Payments; Certain Covenants of the Company

      The Company has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (x) there has occurred any event
(1) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and
(2) that the Company has not taken reasonable steps to cure, (y) if the Junior Subordinated Debentures are held by the Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (z) the Company has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

      The Company has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily dissolve, windup or liquidate the Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and
(iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to continue not to be taxable other than as a grantor trust for United States Federal income tax purposes.

Modification of Junior Subordinated Indenture

      From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to: (i) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the Junior Subordinated Debentures; (ii) add further covenants, restrictions or conditions for the protection of holders of the Junior Subordinated Debentures;
(iii) cure ambiguities or correct the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures in any material respect; (iv) change the terms of the Junior Subordinated Debentures to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form; (v) evidence or provide for the appointment of a successor Debenture Trustee; (vi) qualify, or maintain the qualification of, the Junior Subordinated Indentures under the Trust Indenture Act; (vii) convey, transfer, assign, mortgage or pledge any property to or with the Debenture Trustee or to surrender any right or power conferred on the Company in the Junior Subordinated Indenture; (viii) establish the form or terms of Junior Subordinated Debentures; or (ix) change or eliminate any provision of the Junior Subordinated Indenture, so long as at the time of such change there are no outstanding Junior Subordinated Debentures entitled to the benefit of such provision or such change does not apply to then outstanding Junior Subordinated Debentures. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the principal of, or any installment of interest on, Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Debenture Events of Default

      The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

          (i) failure to pay any interest on the Junior Subordinated Debentures when due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

      For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of Capital Securities--Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

      The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby. See "--Modification of Junior Subordinated Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

      The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby, and the holders of a majority in aggregate Liquidation Amount of the Capital Securities issued by the Trust, may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interests and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby. See "--Modification of Junior Subordinated Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

      If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Capital Securities

      If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Capital Securities. The Company will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

      With certain exceptions, the holders of the Capital Securities would not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Capital Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

      The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

      The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

      The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

Subordination

      The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

      As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person the payment of which the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; without limiting the generality of the foregoing. "Senior Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Senior Indebtedness of the Company which when incurred and without respect to any election under Section 111 1(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any Senior Indebtedness of the Company to any of its subsidiaries, (iv) Senior Indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

      In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or
(iv) any other marshaling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

      In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

      The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Information Concerning the Debenture Trustee

      The Debenture Trustee, other than during the occurrence and continuance of a default by the Company in performance of its obligations under the Junior Subordinated Indenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

      The Chase Manhattan Bank, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with The Chase Manhattan Bank and its affiliates.

Restrictions on Transfer

      The Junior Subordinated Debentures will be issued, and may be transferred only, in blocks having an aggregate principal amount of not less than $100,000 (100 Junior Subordinated Debentures). Any such transfer of Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

Governing Law

      The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

                            DESCRIPTION OF GUARANTEE

      The Guarantee was executed and delivered by the Company concurrently with the issuance of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. The Guarantee also provides a Guarantee as herein described for the benefit of the holders from time to time of the Exchange Capital Securities. The Chase Manhattan Bank acts as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Exchange Capital Securities.

General

      The Company has irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), are subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Trust has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary termination, dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

      The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Exchange Capital Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.

      If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay any amounts in respect of the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "--Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise.

      The Company has, through the Guarantee, the Exchange Trust Agreement, the Exchange Debentures, the Junior Subordinated Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Debentures and the Guarantee."

Status of the Guarantee

      The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all liabilities of the Company in the same manner as the Exchange Debentures.

      The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Exchange Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities or the Exchange Debentures.

Amendments and Assignment

      Except with respect to any changes which do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Exchange Capital Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

Events of Default

      An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the Exchange Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

      Any registered holder of Exchange Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

      The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

      The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. For information concerning the relationship between The Chase Manhattan Bank, the Guarantee Trustee, and the Company, see "Description of Exchange Debentures--Information Concerning the Debenture Trustee."

Termination of the Guarantee

      The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Exchange Capital Securities, upon full payment of the amounts payable with respect to the Exchange Capital Securities upon liquidation of the Trust or upon distribution of Exchange Debentures to the holders of the Exchange Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Guarantee.

Governing Law

      The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

              RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES,
                   THE EXCHANGE DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

      Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds available for such payment) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Exchange Debentures, the Junior Subordinated Indenture, the Exchange Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Company does not make payments on the Exchange Debentures, the Trust will not have sufficient funds to pay Distributions or other amounts due on the Exchange Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Exchange Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Exchange Debentures having a principal amount equal to the Liquidation Amount of the Exchange Capital Securities held by such holder.

      The obligations of the Company under the Exchange Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

      As long as payments are made when due on the Exchange Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount of the Exchange Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Exchange Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Trust Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

      Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of Exchange Capital Securities

      A holder of any Exchange Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. See "Description of Guarantee."

      A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default in respect of the Exchange Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Exchange Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Exchange Debentures--Subordination."

Limited Purpose of Trust

      The Exchange Capital Securities evidence preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Trust (or from the Company under the Guarantee only) if and to the extent the Trust has funds available for the payment of such Distributions.

Rights Upon Dissolution

      Upon any voluntary or involuntary dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Exchange Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Capital Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of the Exchange Capital Securities and a holder of such Exchange Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the principal United States Federal income tax consequences of the Exchange Offer and the purchase, ownership and disposition of Capital Securities to the beneficial owners of Capital Securities (the "Securityholders"). The statements of law and legal conclusions set forth in this summary regarding the tax consequences to the Securityholders represent the opinion of Hunton & Williams, counsel to the Company. This summary does not address all tax consequences that may be applicable to a Securityholder, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States Federal tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for Federal income tax purposes, (iii) except with respect to the discussion under the caption "United States Alien Securityholders," persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.

      This summary is based upon the Code, Treasury Regulations, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In addition, the authorities on which this summary is based (including authorities distinguishing debt from equity) are subject to various interpretations, and it is therefore possible that the Federal income tax treatment of the Capital Securities may differ from the treatment described below. No ruling has been received from the IRS regarding the tax consequences of the Capital Securities. Counsel's opinion regarding such tax consequences represents only counsel's best legal judgment based on current authorities and is not binding on the IRS or the courts.

      INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Classification of the Junior Subordinated Debentures

      The Junior Subordinated Debentures are intended to be, in the opinion of Hunton & Williams should be, and the Company intends to take the position that the Junior Subordinated Debentures will be, classified for United States federal income tax purposes as indebtedness under current law. No assurance can be given, however, the IRS will not challenge that position. According to a petition recently filed in the United States Tax Court by a corporation unrelated to the Company and the Trust, the IRS has challenged the status as indebtedness, for United States federal income tax purposes, of certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangement involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Trust, the relevant facts involved in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Trust. The remainder of this summary assumes that the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.

Exchange of Capital Securities

      The exchange of Old Capital Securities for Exchange Capital Securities will not be a taxable event to Securityholders for United States federal income tax purposes. Accordingly, the Exchange Capital Securities will have the same issue price as the Old Capital Securities, and a Securityholder will have the same adjusted tax basis and holding period for Exchange Capital Securities as the holder had for Old Capital Securities immediately before the exchange.

Classification of the Trust

      In the opinion of Hunton & Williams, under current law and assuming compliance with the terms of the Trust Agreement, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes. As a result, each Securityholder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income, including any original issue discount, and any other income received or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends received deduction.

Interest Income and Original Issue Discount

      Under Treasury Regulations applicable to debt instruments issued after August 12, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments of interest on the Junior Subordinated Debentures is remote. Based on the foregoing, in the opinion of Hunton & Williams, the Junior Subordinated Debentures are not to be considered issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Junior Subordinated Debentures (other than an amount of the first interest payment attributable to pre-issuance accrued interest, which a Securityholder may treat as a reduction of the issue price of the Junior Subordinated Debentures rather than as gross income) in accordance with such Securityholder's method of tax accounting.

      Under the Regulations, if the Company should actually exercise its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the

Junior Subordinated Debentures would thereafter be treated as OID so long as the Junior Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual payments of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Company would not make any cash payments during an Extension Period.

      The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

Market Discount and Amortizable Premium

      A secondary market purchaser of Capital Securities at a discount from the principal amount (or, if the Junior Subordinated Debentures are deemed to be issued with OID, the issue price plus accrued but unpaid OID) of the pro rata share of Junior Subordinated Debentures represented by the Capital Securities acquires such Capital Securities with "market discount" if the discount is not less than the product of (i) 0.25% of the principal amount (or, if the Junior Subordinated Debentures are deemed to be issued with OID, the issue price plus accrued but unpaid OID) multiplied by (ii) the number of complete years to maturity of the Junior Subordinated Debentures after the date of purchase. A purchaser of Capital Securities with market discount generally will be required to treat any gain on the sale, redemption or other disposition of all or part of such Capital Securities as ordinary income to the extent of accrued (but not previously taxable) market discount. Market discount generally will accrue ratably during the period from the date of purchase to the maturity date, unless the Securityholder elects to accrue such market discount on the basis of a constant interest rate. A Securityholder who acquires Capital Securities at a market discount may be required to defer some interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Capital Securities.

      A secondary market purchaser of Capital Securities at a premium over the stated principal amount of the pro rata share of Junior Subordinated Debentures (plus accrued interest) generally may elect to amortize such premium ("Section 171 premium"), under a constant yield method, as an offset to interest income on the Junior Subordinated Debentures. If the Junior Subordinated Debentures are deemed to be issued with OID and Capital Securities are acquired at a premium, the premium will not be Section 171 premium but will be amortized as a reduction in the amount of OID includable in the Securityholder's income.

Distribution of Junior Subordinated Debentures to Holders of Capital Securities

      Except as noted below, under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of Exchange Capital Securities--Liquidation Distribution Upon Dissolution" would be a non-taxable event to Securityholders for United States Federal income tax purposes; such a distribution would result in a Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution; and a Securityholder would account for interest, market discount and amortizable premium in respect of Junior Subordinated Debentures received from the Trust as described above under "--Interest Income and Original Issue Discount" and "--Market Discount and Amortizable Premium." If, however, the Junior Subordinated Debentures were distributed in connection with a Tax Event that would cause the Trust to be subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, the distribution likely would be a taxable event to Securityholders. In that case, Securityholders would recognize gain or loss equal to the difference between their adjusted bases in their Capital Securities and the fair market value of the Junior Subordinated Debentures distributed to the Securityholders, and they would obtain new holding periods and fair market value bases for such Junior Subordinated Debentures.

Sales or Redemption of Capital Securities

      Upon a sale (including redemption) of Capital Securities, a Securityholder will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (excluding any amount attributable to any accrued interest with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income, which will be taxable as ordinary income). Provided that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debentures and the Capital Securities are not considered to be issued with OID, a Securityholder's adjusted tax basis in the Capital Securities generally will be the Securityholder's purchase price, increased by any market discount included in income and reduced by any amortized
Section 171 premium for such Capital Securities. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Company's deferral of any interest payment, a Securityholder's tax basis in the Capital Securities generally will be increased by OID previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the commencement date of the first Extension Period. Such gain or loss, except to the extent of any accrued market discount, generally will be a capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

      Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. As a result, and because a Securityholder will be required to include in income accrued but unpaid interest on Junior Subordinated Debentures and to add such amount to its adjusted tax basis, such Securityholder may recognize a capital loss on a sale of Capital Securities during an Extension Period. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

Backup Withholding Tax and Information Reporting

      The amount of interest paid and any OID accrued on the Junior Subordinated Debentures to Securityholders (other than corporations and other exempt Securityholders) will be reported to the IRS. It is expected that such income will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each calendar year. "Backup" withholding at a rate of 31% will apply to payments of interest and payments of disposition (including redemption) proceeds to a non-exempt Securityholder unless the Securityholder furnishes to the payor its taxpayer identification number, certifies that such number is correct, and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowable as a refund or a credit against such Securityholder's United States Federal income tax liability.

United States Alien Securityholders

      For purposes of this discussion, a United States Alien Securityholder is any corporation, individual, partnership, estate or trust that for United States Federal income tax purposes is a foreign corporation, nonresident alien individual, a foreign partnership, a foreign estate or foreign trust. This discussion assumes that income with respect to the Capital Securities is not effectively connected with a trade or business in the United States in which the United States Alien Securityholder is engaged.

      Under current United States Federal income tax law:

          (i) payments by the Trust or any of its paying agents to any holder of Capital Securities that is a United States Alien Securityholder generally will not be subject to withholding or other United States Federal income tax, provided that, in the case of payments with respect to interest (including OID), (a) the beneficial owner
      of  the   Capital   Securities   does  not   actually   or constructively
      own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a United States Alien Securityholder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that  holds customers'  securities  in the  ordinary  courses  of its
      trade or business  (a  "Financial   Institution")  and  holds  the Capital
      Securities in such capacity certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

          (ii) a United States Alien Securityholder of Capital Securities generally will not be subject to withholding or other United States Federal income tax on any gain realized upon the sale or other disposition of Capital Securities.

Possible Tax Law Changes

      In both 1996 and 1997, the Clinton Administration proposed to amend the Code to deny deductions of interest on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of Exchange Capital Securities--Redemption."

                          CERTAIN ERISA CONSIDERATIONS

      Before authorizing an investment in the Exchange Capital Securities, fiduciaries of pension, profit sharing or other employee benefit plans subject to ERISA or Section 4975 of the Code ("Plans") should consider, among other matters, (a) ERISA's fiduciary standards (including its prudence and diversification requirements), (b) whether such fiduciaries have authority to make such investment in the Exchange Capital Securities under the applicable Plan investment policies and governing instruments, and (c) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction."

      Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

      The Department of Labor (the "DOL") has issued a regulation (29 C.F.R. 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply.

      Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), individual retirement accounts, Keogh plans and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All the Common Securities will be purchased and held directly by the Company.

      Under another exception contained in the Plan Assets Regulation, if the New Capital Securities received as a result of an Exchange Offer were to qualify as "publicly offered securities" under the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" by reason of a Plan's acquisition or holding of such securities. The New Capital Securities would qualify as "publicly offered securities" if, among other things, they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering, and are subsequently registered under the Exchange Act. It is expected that the 100 investor requirement will not be satisfied and that the New Capital Securities will not be registered under the Exchange Act.

      There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of Capital Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Trustees, the Company and/or other persons, in providing services with respect to the Junior Subordinated Debentures, could be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Trust and/or the Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Bank or other subsidiaries), extensions of credit between the Company and the Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code.

      The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

      Because of ERISA's prohibitions and those of Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any other person investing "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company and the Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity or that is purchasing such securities on behalf of or with "plan assets" will be deemed to have represented by its purchase and holding thereof that (a) the purchase and holding of the Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, (b) the Company and the Administrators are not "fiduciaries," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Capital Securities or the Junior Subordinated Debentures, and (c) in purchasing the Capital Securities, such person approves the purchase of the Junior Subordinated Debentures and the appointment of the Issuer Trustees. See "Notice to Investors" herein.

      Any plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Capital Securities should consult with their own counsel.

      Governmental Plans and certain church plans are not subject to ERISA, and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the Capital Securities and the considerations discussed above to the extent applicable.

                   SUPERVISION, REGULATION AND OTHER MATTERS

      The following information is not intended to be an exhaustive description of the statutes and regulations applicable to the Company. The discussion is qualified in its entirety by reference to all particular statutory or regulatory provisions. Additional information regarding supervision and regulation is included in the documents incorporated herein by reference. See "Available Information."

      The business of the Company is influenced by prevailing economic conditions and governmental policies, both foreign and domestic. The actions and policy directives of the Federal Reserve determine to a significant degree the cost and the availability of funds obtained from money market sources for lending and investing. The Federal Reserve's policies and regulations also influence, directly and indirectly, the rates of interest paid by commercial banks on their time and savings deposits. The nature and impact on the Company of future changes in economic conditions and monetary and fiscal policies, both foreign and domestic, are not predictable.

      The Company is subject to supervision and examination by Federal bank regulatory authorities. As a bank holding company regulated under the BHC Act, the Company's primary bank regulatory authority is the Federal Reserve. Bank holding companies are expected to serve as a source of strength to their subsidiary banks under the Federal Reserve's regulations and policies. As a National Banking Association, the Bank's primary Federal bank regulator is the Comptroller of the Currency. As a Federal Savings Bank, Del Amo's primary regulator is the Office of Thrift Supervision.

      The Federal bank regulatory authorities have each adopted risk-based capital guidelines to which the Company and the Bank are subject. These guidelines are based on an international agreement developed by the Basle Committee on Banking Regulations and Supervisory Practices, which consists of representatives of central banks and supervisory authorities in 12 countries including the United States of America. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy and minimizes disincentives to holding liquid, low-risk assets. Risk-based assets are determined by allocating assets and specified off-balance sheet commitments and exposures into four weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk.

      The Bank is required to maintain a minimum total risk-based ratio of 8%, of which half (4%) must be Tier 1 capital. In addition, the Federal bank regulators established leverage ratio (Tier 1 capital to total adjusted average assets) guidelines providing for a minimum leverage ratio of 3% for banks meeting certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating. Institutions not meeting these criteria are expected to maintain a ratio which exceeds the 3% minimum by at least 100 to 200 basis points. The Federal bank regulatory authorities may, however, set higher capital requirements when a bank's particular circumstances warrant.

      From time to time, the Federal bank regulatory authorities, including the Federal Reserve, propose amendments to and issue interpretations of their risk-based capital guidelines and reporting instructions, which can affect reported capital ratios and net risk-adjusted assets. Effective June 26, 1996, the Federal Reserve, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation ("FDIC") issued a joint policy statement that provides guidance on sound practices for interest rate risk management and describes critical factors affecting the agencies' evaluation of a bank's interest rate risk when making a determination of capital adequacy.

      The Federal banking agencies possess broad powers to take corrective action as deemed appropriate for an insured depository institution and its holding companies. The extent of these powers depends upon whether the institution in question is considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Generally, as an institution is deemed to be less well capitalized, the scope and severity of the agencies' supervisory powers increase. The agencies' corrective powers can include, among other things, requiring an insured financial institution to adopt a capital restoration plan which cannot be approved unless guaranteed by the institution's parent holding company; placing limits on asset growth and restrictions on activities; placing restrictions on transactions with affiliates; restricting the interest rates the institution may pay on deposits; prohibiting the institution from accepting deposits from correspondent banks; prohibiting the payment of principal or interest on subordinated debt; prohibiting the holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver for the institution. Business activities may also be influenced by an institution's capital classification. For instance, only a "well capitalized" depository institution may accept brokered deposits without prior regulatory approval, and only an "adequately capitalized" depository institution may accept brokered deposits with prior regulatory approval. At June 30, 1998, the Bank exceeded the required capital ratios for classification as a "well capitalized" bank.

      The deposits of the Bank are insured by the FDIC and are subject to FDIC insurance assessments. The amount of FDIC assessments paid by individual insured depository institutions is based on their relative risk as measured by regulatory capital ratios and certain other factors. Currently, the Bank is not assessed any premiums for deposits insured by either the Bank Insurance Fund or the Savings Association Insurance Fund. The Bank, however, continues to pay premiums based on deposit levels to service debt on Financing Corporation bonds.

      Under Federal law, a financial institution insured by the FDIC under common ownership with a failed institution can be required to indemnify the FDIC for its losses resulting from the insolvency of the failed institution, even if such indemnification causes the affiliated institution also to become insolvent. As a result, the Company could, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured institutions. In addition, if any insured depository institution becomes insolvent and the FDIC is appointed its conservator or receiver, the FDIC may disaffirm or repudiate any contract or lease to which such institution is a party, the performance of which is determined to be burdensome and the disaffirmance or repudiation of which is determined to promote the orderly administration of the institution's affairs. If Federal law were construed to permit the FDIC to apply these provisions to debt obligations of an insured depository institution, the result could be that such obligations would be prepaid without premium. Federal law also accords the claims of a receiver of an insured depository institution for administrative expenses and the claims of holders of deposit liabilities of such an institution priority over the claims of general unsecured creditors of such an institution in the event of a liquidation or other resolution of such institution.

      The BHC Act currently permits adequately capitalized and adequately managed bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions. The Company has the ability, subject to certain restrictions, including state opt-out provisions, to acquire by acquisition or merger branches outside of its home state. Competition may increase as banks branch across state lines and enter new markets.

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives Exchange Capital Securities for its own account in connection with the Exchange Officer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer--Resales of Exchange Capital Securities."

      Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. Exchange Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commission or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities.

      Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                           VALIDITY OF NEW SECURITIES

      The validity of the Guarantee and the Exchange Debentures will be passed upon for the Company by Hunton & Williams, Richmond, Virginia. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Hunton & Williams, Richmond, Virginia. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust.

                                    EXPERTS

      The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

       The consolidated financial statements of Horizon appearing in Horizon's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL INFORMATION

Pro Forma Balance Sheet - City Holding Company
and Horizon as of June 30, 1998...........................................F-3

Pro Forma Balance Sheet - City Holding Company
and Horizon as of June 30, 1997...........................................F-5

Pro Forma Balance Sheet - City Holding Company
and Horizon as of December 31, 1997.......................................F-7

Pro Forma Balance Sheet - City Holding Company
and Horizon as of December 31, 1996.......................................F-9

Pro Forma Statement of Income - City Holding Company
and Horizon as of June 30, 1998...........................................F-11

Pro Forma Statement of Income - City Holding Company
and Horizon as of June 30, 1997...........................................F-13

Pro Forma Statement of Income - City Holding Company
and Horizon as of December 31, 1997.......................................F-15

Pro Forma Statement of Income - City Holding Company
and Horizon as of December 31, 1996.......................................F-17

Pro Forma Statement of Income - City Holding Company
and Horizon as of December 31, 1995.......................................F-19

                          UNAUDITED PRO FORMA CONDENSED
                              FINANCIAL INFORMATION


            The following Unaudited Pro Forma Condensed Balance Sheets for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997 and 1996 combine the historical consolidated balance sheets of City Holding and Horizon as if the Reorganization had been effective on December 31, 1996. City Holding's historical financial statements are incorporated by reference from its Annual Report on Form 10-K for each of the three years in the period ended December 31, 1997 as filed with the Commission on March 16, 1998. In addition, City Holding's historical interim financial statements for the six months ended June 30, 1998 are incorporated by reference from its Form 10-Q as filed with the Commission on August 14, 1998. Horizon's historical financial statements are incorporated by reference from its Annual Report on Form 10-K for each of the three years in the period ended December 31, 1997 as filed with the Commission on March 30, 1998 and its Form 10-Q for the six months ended June 30, 1998 as filed with the Commission on August 14, 1998. The unaudited pro forma condensed financial information should be read in conjunction with the historical financial statements of City Holding and Horizon.

             The Unaudited Pro Forma Condensed Statements of Income for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995 present the combined results of operations of City Holding and Horizon as if the Transaction had been effective at January 1, 1995.

            The unaudited pro forma condensed financial information reflect the application of the pooling of interests method of accounting for the Transaction. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of City Holding and Horizon are combined and reflected at their historical amounts.

            City Holding expects to achieve certain Holding Company Merger benefits in the form of operating cost savings that may be significant. The pro forma earnings, which do not reflect any direct costs or potential savings that are expected to result from the consolidation of operations of City Holding and Horizon, may not be indicative of the results of future operations. No assurance can be given with respect to the ultimate level of expense savings.

Pro Forma Balance Sheet - City Holding Company and Horizon Bancorp, Inc. As of June 30, 1998



                                                     City Holding    Horizon Bancorp            Proforma                  Pro forma
                                                     as Reported       as Reported     Adjustments and Eliminations        Combined
                                              -------------------------------------------------------------------------------------
ASSETS
Cash and due from bank                           $   62,111,000     $   25,721,000       $                 $          $   87,832,000
Federal funds sold                                      570,000         12,265,000                                        12,835,000
                                              --------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS                            62,681,000         37,986,000        0                        0     100,667,000

Securities available for sale                       166,994,000        168,593,000                                       335,587,000
Investment securities                                                   40,430,000                                        40,430,000
Loans:
   Gross loans                                      936,161,000        764,244,000                                     1,700,405,000
   Unearned income                                  (6,889,000)        (4,328,000)                                      (11,217,000)
   Allowance for loan losses                        (8,680,000)        (9,784,000)                                      (18,464,000)
                                              --------------------------------------------------------------------------------------
NET LOANS                                           920,592,000        750,132,000                                     1,670,724,000

Loans held for sale                                 194,959,000                  0                                       194,959,000
Bank premises and equipment                          50,371,000         16,732,000                                        67,103,000
Accrued interest receivable                          10,292,000          9,305,000                                        19,597,000
Other assets                                         95,611,000         17,329,000                                 0     112,940,000

                                              --------------------------------------------------------------------------------------
TOTAL ASSETS                                     $1,501,500,000     $1,040,507,000       $0                       $0  $2,542,007,000
                                              ======================================================================================

LIABILITIES
Deposits:
   Non-interest bearing                          $  174,707,000     $  120,301,000       $                        $   $  295,008,000
   Interest bearing                                 957,002,000        741,205,000                                     1,698,207,000
                                              --------------------------------------------------------------------------------------
TOTAL DEPOSITS                                    1,131,709,000        861,506,000                                     1,993,215,000
Short-term borrowings                               111,974,000         43,704,000                                       155,678,000
Long-term debt                                       81,295,000          5,972,000                                        87,267,000
Other liabilities                                    20,414,000         13,413,000                                        33,827,000
                                              --------------------------------------------------------------------------------------

TOTAL LIABILITIES                                 1,345,392,000        924,595,000                                     2,269,987,000

Corporation-obligated mandatorily redeemable
 capital securities of subsidiary
 trust holding solely subordinated debentures
 of City Holding Company ("Trust Preferred
 Securities")                                        30,000,000                  0                                        30,000,000







Pro Forma Balance Sheet - City Holding Company and Horizon Bancorp, Inc. As of June 30, 1998



                                              City Holding     Horizon Bancorp             Pro forma                      Pro forma
                                              as Reported        as Reported       Adjustments and Eliminations           Combined
                                           -----------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common stock                                    16,874,000          9,312,000        25,864,000     (9,312,000)          42,738,000
Capital surplus                                 63,734,000         19,814,000       (30,916,000)     9,312,000           61,944,000
Retained earnings                               44,280,000         90,616,000                                           134,896,000
Cost of common stock in treasury                 (591,000)        (5,052,000)         5,052,000                            (591,000)
Accumulated other comprehensive income           1,811,000          1,222,000                                             3,033,000
                                            ----------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                     126,108,000        115,912,000                 0              0          242,020,000
                                            ----------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $1,501,500,000     $1,040,507,000      $          0    $          0      $2,542,007,000
                                            ========================================================================================



Pro Forma Balance Sheet - City Holding Company and Horizon Bancorp, Inc. As of June 30, 1997




                                     City Holding               Horizon Bancorp           Pro forma                     Pro forma
                                      as Reported                 as Reported     Adjustments and Eliminations           Combined
                                ----------------------------------------------------------------------------------------------------
ASSETS
Cash and due from bank           $   45,011,000                 $  35,990,000     $                   $              $   81,001,000
Federal funds sold                      532,000                       980,000                                             1,512,000
                                ----------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS            45,543,000                    36,970,000      0                          0          82,513,000

Securities available for sale       182,393,000                   184,062,000                                           366,455,000
Investment securities                                              41,898,000                                            41,898,000
Loans:
   Gross loans                      768,553,000                   671,307,000                                         1,439,860,000
   Unearned income                  (8,150,000)                   (6,151,000)                                          (14,301,000)
   Allowance for loan losses        (7,864,000)                  (10,756,000)                                          (18,620,000)
                                ----------------------------------------------------------------------------------------------------
NET LOANS                           752,539,000                   654,400,000                                         1,406,939,000

Loans held for sale                 110,342,000                             0                                           110,342,000
Bank premises and equipment          30,848,000                    16,627,000                                            47,475,000
Accrued interest receivable           8,317,000                     8,615,000                                            16,932,000
Other assets                         17,702,000                    12,129,000                                 0          29,831,000

                                ----------------------------------------------------------------------------------------------------
TOTAL ASSETS                     $1,147,684,000                 $ 954,701,000     $0                        $ 0      $2,102,385,000
                                ====================================================================================================

LIABILITIES
Deposits:
   Non-interest bearing             138,037,000                   121,503,000                                           259,540,000
   Interest bearing                 763,050,000                   679,852,000                                         1,442,902,000
                                ----------------------------------------------------------------------------------------------------
TOTAL DEPOSITS                      901,087,000                   801,355,000                                         1,702,442,000
Short-term borrowings               101,832,000                    28,659,000                                           130,491,000
Long-term debt                       39,400,000                             0                                            39,400,000
Other liabilities                    17,882,000                    12,805,000                                            30,687,000
                                ----------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                 1,060,201,000                   842,819,000                                         1,903,020,000



Pro Forma Balance Sheet - City Holding Company and Horizon Bancorp, Inc. As of June 30, 1997




                                City Holding       Horizon Bancorp                Pro forma                      Pro forma
                                 as Reported         as Reported          Adjustments and Eliminations             Combined
                              ----------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Common stock                     15,207,000             9,309,000           25,855,748     (9,309,000)           41,062,748
Capital surplus                  35,795,000            19,768,000          (30,907,748)     9,309,000            33,964,252
Retained earnings                36,214,000            83,474,000                                               119,688,000
Cost of common stock in
treasury                           (310,000)           (1,094,000)           5,052,000                            3,648,000
Accumulated other
comprehensive income                577,000               425,000                                                 1,002,000
                              ----------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS'
EQUITY                           87,483,000           111,882,000                    0              0           199,365,000
                              ----------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY         $1,147,684,000          $954,701,000         $          0    $         0        $2,102,385,000
                              ==============================================================================================


Pro Forma Balance Sheet - City Holding Company and Horizon Bancorp, Inc. As of December 31, 1997




                                           City Holding       Horizon Bancorp             Pro forma                      Pro forma
                                           as Reported          as Reported      Adjustments and Eliminations             Combined
                                           -----------------------------------------------------------------------------------------
ASSETS
Cash and due from bank                   $   47,207,000    $   31,262,000            $                         $      $   78,469,000
Federal funds sold                           40,028,000        14,035,000                                                 54,063,000
                                          ------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS                    87,235,000        45,297,000             0                         0        132,532,000

Securities available for sale               162,912,000       173,864,000                                                336,776,000
Investment securities                                          41,554,000                                                 41,554,000
Loans:
   Gross loans                              787,716,000       734,145,000                                              1,521,861,000
   Unearned income                          (7,354,000)       (5,906,000)                                               (13,260,000)
   Allowance for loan losses                (7,673,000)      (10,517,000)                                               (18,190,000)
                                          ------------------------------------------------------------------------------------------
NET LOANS                                   772,689,000       717,722,000                                              1,490,411,000

Loans held for sale                         134,990,000                 0                                                134,990,000
Bank premises and equipment                  36,635,000        17,123,000                                                 53,758,000
Accrued interest receivable                   8,677,000         8,876,000                                                 17,553,000
Other assets                                 63,005,000        15,845,000                                       0         78,850,000

                                          ------------------------------------------------------------------------------------------
TOTAL ASSETS                             $1,266,143,000    $1,020,281,000            $0                        $0     $2,286,424,000
                                          ==========================================================================================

LIABILITIES
Deposits:
   Non-interest bearing                  $  136,842,000    $  113,415,000            $                         $      $  250,257,000
   Interest bearing                         801,656,000       727,892,000                                              1,529,548,000
                                          ------------------------------------------------------------------------------------------
TOTAL DEPOSITS                              938,498,000       841,307,000                                              1,779,805,000
Short-term borrowings                       130,191,000        42,642,000                                                172,833,000
Long-term debt                               68,400,000         7,102,000                                                 75,502,000
Other liabilities                            22,799,000        15,208,000                                                 38,007,000
                                          ------------------------------------------------------------------------------------------

TOTAL LIABILITIES                         1,159,888,000       906,259,000                                              2,066,147,000


Pro Forma Balance Sheet - City Holding Company and Horizon Bancorp, Inc. As of December 31, 1997





                                     City Holding         Horizon Bancorp              Pro forma                     Pro forma
                                      as Reported           as Reported       Adjustments and Eliminations           Combined
                                    ------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common stock                          16,067,000              9,310,000        25,859,000       (9,310,000)            41,926,000
Capital surplus                       48,769,000             19,784,000      (28,797,000)        9,310,000             49,066,000
Retained earnings                     40,374,000             86,768,000                                  0            127,142,000
Cost of common stock
in treasury                             (310,000)            (2,938,000)         2,938,000                               (310,000)
Accumulated other
comprehensive income                   1,355,000              1,098,000                                                 2,453,000
                                  ------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY           106,255,000            114,022,000                 0                0            220,277,000
                                  ------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY              $1,266,143,000         $1,020,281,000     $           0      $         0         $2,286,424,000
                                  ===============================================================================================



Pro Forma Balance Sheet - City Holding Company and Horizon Bancorp, Inc. As of December 31, 1996




                                       City Holding     Horizon Bancorp                 Pro forma                      Pro forma
                                        as Reported       as Reported           Adjustments and Eliminations            Combined
                                   -----------------------------------------------------------------------------------------------
ASSETS
Cash and due from bank                 $   47,351,000       $ 36,503,000       $                        $          $   83,854,000
Federal funds sold                            413,000          2,455,000                                                2,868,000
                                   -----------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS                  47,764,000         38,958,000        0                        0             86,722,000

Securities available for sale             122,944,000        205,923,000                                              328,867,000
Investment securities                      40,978,000         42,741,000                                               83,719,000
Loans:
   Gross loans                            704,775,000        640,352,000                                            1,345,127,000
   Unearned income                        (6,793,000)        (6,368,000)                                             (13,161,000)
   Allowance for loan losses              (7,281,000)        (9,607,000)                                             (16,888,000)
                                   -----------------------------------------------------------------------------------------------
NET LOANS                                 690,701,000        624,377,000                                            1,315,078,000

Loans held for sale                        92,472,000                  0                                               92,472,000
Bank premises and equipment                30,025,000         16,580,000                                               46,605,000
Accrued interest receivable                 7,510,000          7,940,000                                               15,450,000
Other assets                               16,416,000         10,549,000                                 0             26,965,000

                                   -----------------------------------------------------------------------------------------------
TOTAL ASSETS                           $1,048,810,000       $947,068,000       $0                       $0         $1,995,878,000
                                   ===============================================================================================

LIABILITIES
Deposits:
   Non-interest bearing                $  118,976,000       $119,831,000       $                        $          $  238,807,000
   Interest bearing                       709,694,000        678,165,000                                            1,387,859,000
                                   -----------------------------------------------------------------------------------------------
TOTAL DEPOSITS                            828,670,000        797,996,000                                            1,626,666,000
Short-term borrowings                      90,298,000         29,154,000                                              119,452,000
Long-term debt                             34,250,000                  0                                               34,250,000
Other liabilities                          16,219,000         10,507,000                                               26,726,000
                                   -----------------------------------------------------------------------------------------------

TOTAL LIABILITIES                         969,437,000        837,657,000                                            1,807,094,000


Pro Forma Balance Sheet - City Holding Company and Horizon Bancorp, Inc. As of December 31, 1996




                               City Holding      Horizon Bancorp             Pro forma                     Pro forma
                               as Reported         as Reported       Adjustments and Eliminations           Combined
                            -------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common stock                  13,998,000           9,308,000           25,853,000      (9,308,000)          39,851,000
Capital surplus               35,426,000          19,757,000          (26,028,000)      9,308,000           38,463,000
Retained earnings             30,246,000          79,876,000                                    0          110,122,000
Cost of common stock in
treasury                        (300,000)           (175,000)             175,000                             (300,000)
Accumulated other
comprehensive income               3,000             645,000                                                   648,000
                            -------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS'
EQUITY                        79,373,000         109,411,000                    0               0          188,784,000
                            -------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY      $1,048,810,000        $947,068,000         $          0     $         0       $1,995,878,000
                            ===========================================================================================

Pro Forma Statement of Income - City Holding Company and Horizon Bancorp, Inc. For the Six Months Ended June 30, 1998





                                           City Holding   Horizon Bancorp          Pro forma
                                            as Reported    as Reported              Combined
                                         -----------------------------------------------------
INTEREST INCOME
Interest and fees on loans               $48,982,000      $33,936,000             $82,918,000
Interest on investment securities:
   Taxable                                 4,133,000        4,804,000               8,937,000
   Tax-exempt                                828,000        1,581,000               2,409,000
Other interest income                        783,000          707,000               1,490,000
                                         -----------------------------------------------------
TOTAL INTEREST INCOME                     54,726,000       41,028,000              95,754,000

INTEREST EXPENSE
Interest on deposits                      19,374,000       16,885,000              36,259,000
Interest on short-term borrowings          3,475,000        1,086,000               4,561,000
Interest on long-term debt                 3,409,000                0               3,409,000
                                         -----------------------------------------------------
TOTAL INTEREST EXPENSE                    26,258,000       17,971,000              44,229,000

                                         -----------------------------------------------------
NET INTEREST INCOME                       28,468,000       23,057,000              51,525,000
PROVISION FOR
POSSIBLE LOAN LOSSES                       1,201,000        1,266,000               2,467,000
                                         -----------------------------------------------------

NET INTEREST INCOME
AFTER PROVISION FOR
POSSIBLE LOAN LOSSES                      27,267,000       21,791,000              49,058,000

OTHER INCOME
Investment securities gains                   16,000         (22,000)                 (6,000)
Service charges                            2,392,000        2,149,000               4,541,000
Mortgage loan servicing fees               8,009,000                0               8,009,000
Net origination fees on junior lien
mortgages                                  6,217,000                0               6,217,000
Gain on sale of loans                      7,333,000                0               7,333,000
Other income                               8,029,000        1,212,000               9,241,000
                                         -----------------------------------------------------
TOTAL OTHER INCOME                        31,996,000        3,339,000              35,335,000

OTHER EXPENSES
Salaries and employee benefits            19,402,000        6,470,000              25,872,000
Occupancy, excluding depreciation          2,644,000          853,000               3,497,000
Depreciation                               3,661,000        1,364,000               5,025,000




Pro Forma Statement of Income - City Holding Company and Horizon Bancorp, Inc. For the Six Months Ended June 30, 1998





                                                  City Holding     Horizon Bancorp         Pro forma
                                                  as Reported       as Reported            Combined
                                                 -----------------------------------------------------

Advertising                                       9,119,000           162,000              9,281,000
Other expenses                                   14,375,000         5,117,000             19,492,000
                                                 -----------------------------------------------------

TOTAL OTHER EXPENSES                             49,201,000        13,966,000             63,167,000
                                                 -----------------------------------------------------
INCOME BEFORE INCOME TAXES                       10,062,000        11,164,000             21,226,000
INCOME TAXES                                      3,650,000         3,840,000              7,490,000
                                                 =====================================================
NET INCOME                                      $ 6,412,000       $ 7,324,000            $13,736,000
                                                 =====================================================

Basic earnings per common share                 $      0.97       $      0.80            $      0.82
Diluted earnings per common share               $      0.96       $      0.80            $      0.81
Average common shares outstanding:
   Basic                                          6,589,000         9,155,000             16,760,000
   Diluted                                        6,640,000         9,204,000             16,866,000




Pro Forma Statement of Income - City Holding Company and Horizon Bancorp, Inc. For the Six Months Ended June 30, 1997





                                            City Holding    Horizon Bancorp           Pro forma
                                            as Reported      as Reported               Combined
                                          --------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                $40,563,000      $33,936,000                $74,499,000
Interest on investment
securities:
   Taxable                                  4,456,000        4,804,000                  9,260,000
   Tax-exempt                                 974,000        1,581,000                  2,555,000
Other interest income                          59,000          707,000                    766,000
                                          --------------------------------------------------------
TOTAL INTEREST INCOME                      46,052,000       41,028,000                 87,080,000

INTEREST EXPENSE
Interest on deposits                       15,851,000       16,885,000                 32,736,000
Interest on short-term
borrowings                                  3,479,000        1,086,000                  4,565,000
Interest on long-term debt                  1,252,000                0                  1,252,000
                                          --------------------------------------------------------
TOTAL INTEREST EXPENSE                     20,582,000       17,971,000                 38,553,000

                                          --------------------------------------------------------
NET INTEREST INCOME                        25,470,000       23,057,000                 48,527,000
PROVISION FOR POSSIBLE LOAN LOSSES            938,000        1,266,000                  2,204,000
                                          --------------------------------------------------------

NET INTEREST INCOME AFTER PROVISION FOR
POSSIBLE LOAN LOSSES                       24,532,000       21,791,000                 46,323,000

OTHER INCOME
Investment securities gains                    11,000          (22,000)                   (11,000)
Service charges                             2,086,000        2,149,000                  4,235,000
Mortgage loan servicing fees                5,352,000                0                  5,352,000
Net origination fees on junior lien
mortgages                                           0                0                          0
Gain on sale of loans                               0                0                          0
Other income                                2,560,000        1,212,000                  3,772,000
                                          --------------------------------------------------------
TOTAL OTHER INCOME                         10,009,000        3,339,000                 13,348,000




Pro Forma Statement of Income - City Holding Company and Horizon Bancorp, Inc. For the Six Months Ended June 30, 1997





                                      City Holding      Horizon Bancorp             Pro forma
                                       as Reported        as Reported                Combined
                                       ----------------------------------------------------------
OTHER EXPENSES
Salaries and employee
benefits                               13,991,000            6,470,000                 20,461,000
Occupancy, excluding
depreciation                            1,745,000              853,000                  2,598,000
Depreciation                            2,261,000            1,364,000                  3,625,000
Advertising                               700,000              162,000                    862,000
Other expenses                          6,495,000            5,117,000                 11,612,000
                                       ----------------------------------------------------------
TOTAL OTHER EXPENSES                   25,192,000           13,966,000                 39,158,000
                                       ----------------------------------------------------------
INCOME BEFORE INCOME TAXES              9,349,000           11,164,000                 20,513,000
INCOME TAXES                            3,345,000            3,840,000                  7,185,000
                                       ==========================================================
NET INCOME                             $6,004,000          $ 7,324,000                $13,328,000
                                       ==========================================================

Basic earnings per common share        $     0.99          $      0.80                $      0.80
Diluted earnings per common share      $     0.99          $      0.80                $      0.79
Average common shares outstanding:
   Basic                                6,069,000            9,155,000                 16,760,000
   Diluted                              6,080,000            9,204,000                 16,866,000




Pro Forma Statement of Income - City Holding Company and Horizon Bancorp, Inc. For the Year Ended December 31, 1997





                                        City Holding        Horizon Bancorp         Pro forma
                                        as Reported           as Reported            Combined
                                        -------------------------------------------------------
INTEREST INCOME
Interest and fees on loans             $85,844,000           $61,916,000           $147,760,000
Interest on investment
securities:
   Taxable                               9,005,000            10,835,000             19,840,000
   Tax-exempt                            1,877,000             3,200,000              5,077,000
Other interest income                       70,000               419,000                489,000
                                        -------------------------------------------------------
TOTAL INTEREST INCOME                   96,796,000            76,370,000            173,166,000

INTEREST EXPENSE
Interest on deposits                    33,117,000            29,969,000             63,086,000
Interest on short-term borrowings        8,546,000             1,352,000              9,898,000
Interest on long-term debt               3,028,000                                    3,028,000
                                        -------------------------------------------------------
TOTAL INTEREST EXPENSE                  44,691,000            31,321,000             76,012,000

                                        -------------------------------------------------------
NET INTEREST INCOME                     52,105,000            45,049,000             97,154,000
PROVISION FOR POSSIBLE LOAN LOSSES       1,662,000             2,402,000              4,064,000
                                        -------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR
POSSIBLE LOAN LOSSES                    50,443,000            42,647,000             93,090,000

OTHER INCOME
Investment securities gains                 26,000              (18,000)                  8,000
Service charges                          4,307,000             3,938,000              8,245,000
Mortgage loan servicing fees            11,933,000                     0             11,933,000
Gain on sale of loans                    4,392,000                     0              4,392,000
Other income                             6,058,000             1,977,000              8,035,000
                                        -------------------------------------------------------
TOTAL OTHER INCOME                      26,716,000             5,897,000             32,613,000

OTHER EXPENSES
Salaries and employee benefits          28,747,000            12,845,000             41,592,000
Occupancy, excluding depreciation        3,914,000             2,436,000              6,350,000





Pro Forma Statement of Income - City Holding Company and Horizon Bancorp, Inc.

For the Year Ended December 31, 1997



                                                City Holding       Horizon Bancorp             Pro forma
                                                as Reported          as Reported                Combined
                                             -----------------------------------------------------------

Depreciation                                      4,837,000            1,760,000               6,597,000
Advertising                                       4,402,000              533,000               4,935,000
Other expenses                                   15,770,000            9,655,000              25,425,000
                                             -----------------------------------------------------------
TOTAL OTHER EXPENSES                             57,670,000           27,229,000              84,899,000
                                             -----------------------------------------------------------
INCOME BEFORE INCOME TAXES                       19,489,000           21,315,000              40,804,000
INCOME TAXES                                      7,025,000            7,488,000              14,513,000
                                             ===========================================================
NET INCOME                                      $12,464,000          $13,827,000             $26,291,000
                                             ===========================================================

Basic earnings per common share                 $      2.03          $      1.49             $      1.60
Diluted earnings per common share               $      2.02          $      1.49             $      1.60

Average common shares outstanding:
   Basic                                          6,147,000            9,254,000              16,428,000
   Diluted                                        6,166,000            9,278,000              16,474,000


Pro Forma Statement of Income - City Holding Company and Horizon Bancorp, Inc.

For the Year Ended December 31, 1996


                                                City Holding       Horizon Bancorp             Pro forma
                                                as Reported          as Reported                Combined
                                              ----------------------------------------------------------

INTEREST INCOME
Interest and fees on loans                      $75,888,000          $57,577,000            $133,465,000
Interest on investment securities:
   Taxable                                        8,139,000           12,579,000              20,718,000
   Tax-exempt                                     2,012,000            2,673,000               4,685,000
Other interest income                                30,000              810,000                 840,000
                                              ----------------------------------------------------------
TOTAL INTEREST INCOME                            86,069,000           73,639,000             159,708,000

INTEREST EXPENSE
Interest on deposits                             29,238,000           28,424,000              57,662,000
Interest on short-term borrowings                 8,138,000              846,000               8,984,000
Interest on long-term debt                        1,688,000                    0               1,688,000
                                              ----------------------------------------------------------
TOTAL INTEREST EXPENSE                           39,064,000           29,270,000              68,334,000

                                              ----------------------------------------------------------
NET INTEREST INCOME                              47,005,000           44,369,000              91,374,000
PROVISION FOR POSSIBLE LOAN LOSSES                1,678,000            3,334,000               5,012,000
                                              ----------------------------------------------------------

NET INTEREST INCOME AFTER PROVISION FOR
POSSIBLE LOAN LOSSES                             45,327,000           41,035,000              86,362,000

OTHER INCOME
Investment securities gains                          87,000             (79,000)                   8,000
Service charges                                   3,700,000            3,432,000               7,132,000
Mortgage loan servicing fees                      2,958,000                    0               2,958,000
Gain on sale of loans                             1,260,000                    0               1,260,000
Other income                                      3,118,000            1,997,000               5,115,000
                                              ----------------------------------------------------------
TOTAL OTHER INCOME                               11,123,000            5,350,000              16,473,000

OTHER EXPENSES
Salaries and employee benefits                   21,593,000           12,878,000              34,471,000
Occupancy, excluding depreciation                 2,736,000            2,099,000               4,835,000
Depreciation                                      3,466,000            1,525,000               4,991,000
Advertising                                         914,000              585,000               1,499,000
Other expenses                                   12,273,000           11,997,000              24,270,000
                                              ----------------------------------------------------------
TOTAL OTHER EXPENSES                             40,982,000           29,084,000              70,066,000
                                              ----------------------------------------------------------

Pro Forma Statement of Income - City Holding Company and Horizon Bancorp, Inc.

For the Year Ended December 31, 1996


                                                City Holding       Horizon Bancorp             Pro forma
                                                as Reported          as Reported                Combined
                                              ----------------------------------------------------------

INCOME BEFORE INCOME TAXES                       15,468,000           17,301,000              32,769,000
INCOME TAXES                                      5,338,000            6,150,000              11,488,000
                                              ----------------------------------------------------------
NET INCOME                                      $10,130,000          $11,151,000             $21,281,000
                                              ==========================================================

Basic earnings per common share                 $      1.81          $      1.20             $      1.34
Diluted earnings per common share               $      1.81          $      1.20             $      1.34
Average common shares outstanding:
   Basic                                          5,586,000            9,296,000              15,914,000
   Diluted                                        5,587,000            9,308,000              15,928,000

Pro Forma Statement of Income - City Holding Company and Horizon Bancorp, Inc.

For the Year Ended December 31, 1995




                                                        City Holding        Horizon Bancorp            Pro forma
                                                        as Reported           as Reported              Combined
                                                    -------------------------------------------------------------------


INTEREST INCOME
Interest and fees on loans                               $61,124,000            $54,921,000           $116,045,000
Interest on investment securities:
   Taxable                                                11,612,000             12,185,000             23,797,000
   Tax-exempt                                              2,300,000              2,355,000              4,655,000
Other interest income                                         89,000              1,157,000              1,246,000
                                                    -------------------------------------------------------------------
TOTAL INTEREST INCOME                                     75,125,000             70,618,000            145,743,000

INTEREST EXPENSE
Interest on deposits                                      27,149,000             26,869,000             54,018,000
Interest on short-term borrowings                          5,675,000                731,000              6,406,000
Interest on long-term debt                                   756,000                      0                756,000
                                                    -------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                    33,580,000             27,600,000             61,180,000

                                                    -------------------------------------------------------------------
NET INTEREST INCOME                                       41,545,000             43,018,000             84,563,000
PROVISION FOR POSSIBLE LOAN LOSSES                         1,104,000              2,505,000              3,609,000
                                                    -------------------------------------------------------------------

NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE
LOAN LOSSES                                               40,441,000             40,513,000             80,954,000

OTHER INCOME
Investment securities gains                                    2,000               (131,000)              (129,000)
Service charges                                            3,347,000              3,256,000              6,603,000
Mortgage loan servicing fees                                 350,000                      0                350,000
Gain on sale of loans                                        581,000                      0                581,000
Other income                                               2,066,000              1,872,000              3,938,000
                                                    -------------------------------------------------------------------
TOTAL OTHER INCOME                                         6,346,000              4,997,000             11,343,000

OTHER EXPENSES
Salaries and employee benefits                            17,815,000             12,567,000             30,382,000
Occupancy, excluding depreciation                          2,555,000              2,180,000              4,735,000
Depreciation                                               2,534,000              1,642,000              4,176,000
Advertising                                                  889,000                758,000              1,647,000
Other expenses                                            10,094,000             10,874,000             20,968,000
TOTAL OTHER EXPENSES                                      33,887,000             28,021,000             61,908,000
                                                    -------------------------------------------------------------------


Pro Forma Statement of Income - City Holding Company and Horizon Bancorp, Inc.

For the Year Ended December 31, 1995




                                                        City Holding          Horizon Bancorp       Pro forma
                                                        as Reported             as Reported          Combined
                                                    ---------------------------------------------------------


INCOME BEFORE INCOME TAXES                                    12,900,000       17,489,000           30,389,000
INCOME TAXES                                                   4,182,000        6,007,000           10,189,000
                                                    ----------------------------------------------------------
NET INCOME                                                   $ 8,718,000      $11,482,000          $20,200,000
                                                    ==========================================================

Basic earnings per common share                              $      1.55      $      1.23          $      1.26
Diluted earnings per common share                            $      1.55      $      1.23          $      1.26
Average common shares outstanding:
   Basic                                                       5,642,000        9,298,000           15,972,000
   Diluted                                                     5,642,000        9,301,000           15,975,000


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 20.  Indemnification of Officers and Directors

      Section 31-1-9 of the West Virginia Corporation Act provides in part that each West Virginia corporation shall have power to indemnify any director, officer, employee or agent or former director, officer, employee or agent against expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of being or having been such director, officer, employee or agent other than an action by or in the right of the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation. With respect to an action by or in the right of the corporation the director, officer, employee or agent or former director, officer, employee or agent may be indemnified if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding against him by reason of being or having been such director, officer, employee or agent to be liable for negligence or misconduct in the performance of duty; and to make any other or further indemnity to any such persons that may be authorized by the articles of incorporation or any by-law made by the stockholders or any resolution adopted, before or after the event, by the stockholders. The By-laws of City Holding contain provisions pursuant to the foregoing section of the West Virginia Corporation Act indemnifying the directors, officers, employees and agents of City Holding in certain cases against expenses and liabilities under judgments and reimbursements of amounts paid in settlement.

      City Holding has purchased directors and officers' liability insurance policies. Within the limits of their coverage, the policies insure (l) the directors and officers of City Holding against certain losses, to the extent such losses are not indemnified by City Holding, and (2) City Holding, to the extent it indemnifies such directors and officers for losses as permitted under the laws of West Virginia.



Item 21.  Exhibits and Financial Statement Schedules

Exhibit
---------
 4.1       Junior Subordinated Indenture of City Holding Company, with The
           Chase Manhattan Bank, as Trustee, relating to the Junior
           Subordinated Debentures
 4.2       Form of Certificate of Junior Subordinated Debenture (included in
           Exhibit 4.1)
 4.3       Certificate of Trust of City Holding Capital Trust
 4.4       Amended and Restated Trust Agreement for City Holding Capital Trust
 4.5 Form of Exchange Capital Security Certificate for City Holding Capital Trust (included as Exhibit D to Exhibit 4.4)
 4.6       Form of Guarantee of City Holding Company relating to the Capital
           Securities
 4.7       Registration Rights Agreement
 5.1 Opinion and consent of Hunton & Williams to City Holding Company as to validity of the Exchange Debentures and the Guarantee to be issued by City Holding Company
 5.2 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to validity of the Exchange Capital Securities to be issued by City Holding Capital Trust
 8         Opinion of Hunton & Williams as to certain federal income tax matters
 12        Computation of ratio of earnings to fixed charges
 23.1      Consent of Ernst & Young LLP
 23.2      Consent of Hunton & Williams (included in Exhibit 5.1)

 23.3      Consent of Richards, Layton & Finger, P.A. (including in Exhibit
           5.2)
 23.4      Consent of Ernst & Young LLP
 24 Power of Attorney of certain officers and directors of City Holding Company (included on Signature Page)
 25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Capital Securities
 25.2 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Junior Subordinated Debentures
 25.3 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Guarantee for the benefit of the holders of Exchange Capital Securities of City Holding Capital Trust
 99.1      Form Letter of Transmittal
 99.2      Form of Notice of Guaranteed Delivery
 99.3      Form of Exchange Agent Agreement



Item 22.  Undertakings

       (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                           SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of West Virginia, on August 28, 1998.

                                          CITY HOLDING COMPANY
                                          (Registrant)



                                          By:   /s/ Steven J. Day
                                             --------------------------------
                                                Steven J. Day
                                                President/Director
                                                (Principal Executive Officer)

                              POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on August 28, 1998. Each of the directors and/or officers of City Holding Company whose signature appears below hereby appoints Steven J. Day and Robert A. Henson, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments to this Registration Statement, as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.



/s/ Robert A. Henson                       /s/ Michael D. Dean
-------------------------------------      ------------------------------------
Robert A. Henson                           Michael D. Dean
Chief Financial Officer                    Senior Vice President - Finance
(Principal Financial Officer)              (Principal Accounting Officer)


/s/ Samuel M. Bowling
-------------------------------------      ------------------------------------
Samuel M. Bowling                          C. Scott Briers
Director                                   Director


                                           /s/ Steven J. Day
-------------------------------------      -------------------------------------
Dr. D. K. Cales                            Steven J. Day
Director                                   Director/President


/s/ Robert D. Fisher                       /s/ Jack E. Fruth
-------------------------------------      -------------------------------------
Robert D. Fisher                           Jack E. Fruth
Director                                   Director

/s/ Jay Goldman
-------------------------------------      -------------------------------------
Jay Goldman                                Carlin K. Harmon
Director                                   Director/Executive Vice President


                                           /s/ Bob F. Richmond
-------------------------------------      -------------------------------------
C. Dallas Kayser                           Bob F. Richmond
Director                                   Director

/s/ Otis L. O'Connor
-------------------------------------      -------------------------------------
Otis L. O'Connor                           Van R. Thorn
Director                                   Director/President

-------------------------------------      -------------------------------------
Mark H. Schaul                             Hugh R. Clonch
Director                                   Director


/s/ William M. Frazier                     /s/ Leon K. Oxley
-------------------------------------      -------------------------------------
William M. Frazier                         Leon K. Oxley
Director                                   Director

                              POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, City Holding Capital Trust certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed by the following persons thereunto duly authorized in the City of Charleston, State of West Virginia, in the capacities indicated on August 28, 1998. Each of the administrators of City Holding Capital Trust whose signature appears below hereby appoints Steven J. Day and Robert A. Henson, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments to this Registration Statement, as appropriate, and generally to do all such things in their behalf in their capacities as administrators to enable City Holding Capital Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

                                          CITY HOLDING CAPITAL TRUST


                                          By:   /s/ Robert A. Henson
                                             -----------------------
                                                Robert A. Henson
                                                 as Administrator


                                          By:   /s/ Michael D. Dean
                                             -----------------------
                                                Michael D. Dean
                                                 as Administrator

                                EXHIBIT INDEX

Exhibit    Description
-------    -----------
 4.1       Indenture of City Holding Company, with The Chase Manhattan Bank, as Trustee, relating to the Junior Subordinated Debentures
 4.2       Form of Certificate of Junior Subordinated Debenture (included in
           Exhibit 4.1)
 4.3       Certificate of Trust of City Holding Capital Trust
 4.4       Amended and Restated Trust Agreement for City Holding Capital Trust
 4.5 Form of Exchange Capital Security Certificate for City Holding Capital Trust (included as Exhibit D to Exhibit 4.4)
 4.6       Form of Guarantee of City Holding Company relating to the Capital
           Securities
 4.7       Registration Rights Agreement
 5.1 Opinion and consent of Hunton & Williams to City Holding Company as to validity of the Exchange Debentures and the Guarantee to be issued by City Holding Company
 5.2 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to validity of the Exchange Capital Securities to be issued by City Holding Capital Trust
 8         Opinion of Hunton & Williams as to certain federal income tax matters
 12        Computation of ratio of earnings to fixed charges
 23.1      Consent of Ernst & Young LLP
 23.2      Consent of Hunton & Williams (included in Exhibit 5.1)
 23.3      Consent of Richards, Layton & Finger, P.A. (including in Exhibit
           5.2)
 23.4      Consent of Ernst & Young LLP
 24 Power of Attorney of certain officers and directors of City Holding Company (included on Signature Page)
 25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Capital Securities
 25.2 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Junior Subordinated Debentures
 25.3 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Guarantee for the benefit of the holders of Exchange Capital Securities of City Holding Capital Trust
 99.1      Form Letter of Transmittal
 99.2      Form of Notice of Guaranteed Delivery
 99.3      Form of Exchange Agent Agreement